AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 5, 2003
                                                 REGISTRATION NO. 333-76242
=============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------
                                 PINOAK, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


     Nevada                          6770                      86-0983750
-----------------          --------------------------        ---------------
(State or other            (Primary Standard of              (IRS Employer
jurisdiction of             Industrial Classification         Identification
Incorporation or            or Code Number)                   Number)
Organization)

                                  Pinoak, Inc.
                            10801 E. Grove Street
                                Mesa, AZ  85208
                            Phone:  (480) 984-8446
----------------------------------------------------------------------------
(Address and telephone number of principal executive offices and principal place of business.)
-----------------------------------------------------------------------------

                           Mr. Rick Jesky, President
                                 Pinoak, Inc.
                           10801 E. Grove Street
                               Mesa, AZ  85208
                           Phone:  (480) 984-8446
-----------------------------------------------------------------------------
           (Name, address and telephone number of service agent)

                                   Copies to:
                             Thomas C. Cook, Esq.
                       Thomas C. Cook & Associates, Ltd.
                         4955 South Durango, Suite 214
                            Las Vegas, Nevada  89113
                             Phone:  (702) 952-8520
                             Fax:    (702) 952-8521


     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

=============================================================================

                                PROXY STATEMENT/
                             RECONFIRMATION OFFERING
                                   PROSPECTUS

                                 PINOAK, INC.

                       3,000,000 shares of Common Stock
                             $0.025 per share.
                       Minimum Purchase: 10,000 shares

         The boards of directors of Pinoak, Inc. and Nutri Pharmaceuticals Research, Inc. have approved a transaction in which we will acquire Nutri Pharmaceuticals Research, Inc. by merging Nutri Pharmaceuticals Research, Inc. into Pinoak, Inc., where Nutri Pharmaceuticals Research, Inc. will be the surviving entity. Under the terms of the merger, the holders of Nutri Pharmaceuticals Research, Inc. common stock will receive 8,000,000 shares of Pinoak common stock based on their pro-rata ownership of Nutri Pharmaceuticals Research, Inc.

         Assuming 100% of the investors in the offering reconfirm their investment, then after the merger it is expected that pre-merger Pinoak stockholders will own approximately 35.5% of the outstanding shares of the new merged company. There is currently no market for our common stock.

         The merger cannot be completed unless our stockholders approve the merger, including the issuance of shares of Pinoak common stock and preferred stock to be delivered in connection with the merger, and Nutri Pharmaceuticals Research, Inc. stockholders also approve the merger. The board of directors of Pinoak has called a special meeting of Pinoak stockholders to be held on [date] ___, 2003 to vote on these matters. Pinoak stockholders who own shares of Pinoak common stock as of the record date, which is the close of business on [date] ___, 2003, may vote at the Pinoak special meeting or by proxy. The date of this proxy statement/prospectus will be the record date for determining Nutri Pharmaceuticals Research, Inc. stockholders entitled to exercise their right to give their consent. Holders of shares of Nutri Pharmaceuticals Research, Inc. common stock and voting preferred stock at the close of business on the record date will be entitled to elect whether to approve the merger by written consent.

         THE BOARDS OF DIRECTORS OF PINOAK AND NUTRI PHARMACEUTICALS RESEARCH, INC. ARE FURNISHING THIS DOCUMENT TO YOU TO PROVIDE YOU WITH IMPORTANT INFORMATION ABOUT THE MERGER AND OTHER MATTERS. IN ADDITION TO FURNISHING YOU WITH THIS IMPORTANT INFORMATION, THIS DOCUMENT ALSO CONSTITUTES NOTICE TO THE STOCKHOLDERS OF NPRI OF RIGHTS TO DISSENT AND TO DEMAND APPRAISAL IN ACCORDANCE WITH THE NEVADA GENERAL CORPORATION LAW. Holders of NPRI shares who are not in favor of the merger and who wish to assert appraisal rights must comply with the relevant procedures detailed under Nevada law, which are set forth in the statutory provisions reproduced in Appendix C to this proxy statement/prospectus. A more detailed discussion of Nutri Pharmaceuticals Research, Inc. stockholders' appraisal rights is set forth beginning on page 33 of the proxy statement/prospectus. Pinoak stockholders are not entitled to appraisal rights under the Nevada General Corporation Law, but will have the opportunity to elect whether to reconfirm their investment decision to purchase the shares of Pinoak common stock offered in the public offering. Those rights are explained in the section titled "Reconfirmation Offering."

         THE PROPOSED MERGER IS A COMPLEX TRANSACTION. PINOAK AND NUTRI PHARMACEUTICALS RESEARCH, INC. STRONGLY URGE YOU TO READ AND CONSIDER THIS PROXY STATEMENT/ PROSPECTUS IN ITS ENTIRETY, INCLUDING THE MATTERS REFERRED TO UNDER "RISK FACTORS" BEGINNING ON PAGE 12.



/s/ Rick Jesky                    /s/ Godfrey Yew
------------------------          --------------------------------------------
    Rick Jesky                        Godfrey Yew
    President of Pinoak, Inc.         President and Chief Executive Officer of
                                      Nutri Pharmaceuticals Research, Inc.

         NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE PINOAK COMMON STOCK TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         This proxy statement/prospectus is dated [date] ___, 2003, and was first mailed to stockholders on or about [date] ____, 2003.


                     PINOAK, INC. RECONFIRMATION OFFERING

         This prospectus relates to the reconfirmation offering required by Rule 419 of Regulation C under the Securities Act of 1933 concerning 2,399,334 shares of common stock, $0.001 par value, of Pinoak, Inc. ("Pinoak"). The shares were initially sold in an initial public offering completed in July, 2002. In July, 2003, we executed an agreement with Nutri Pharmaceuticals Research, Inc., ("NPRI") a Nevada corporation, to acquire NPRI by merging our two companies. In the merger, we will become obligated to issue approximately 8,000,000 shares of our common stock on a prorata basis to the eight shareholders of NPRI;

         Assuming 100% of the investors in the offering reconfirm their investment, and assuming conversion of all shares of preferred stock into common stock, then after the merger it is expected that pre-merger Pinoak stockholders will own approximately 35.5% of the outstanding shares of the new merged company. There is currently no market for our common stock.

         This prospectus is being furnished to investors in the offering so they may consider reconfirming their investment as a result of the proposed merger.

         Prior to the initial offering and this reconfirmation offering, there has been no market for our common stock and we cannot assure you that an active trading market will exist after the proposed acquisition is completed.

                           --------------------------

         The offering and the reconfirmation offering are being conducted under Rule 419 of Regulation C under the Securities Act of 1933.

                           --------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal for anyone to tell you otherwise.


         THE INITIAL OFFERING AND THE RECONFIRMATION OFFERING INVOLVE A SPECULATIVE INVESTMENT AND A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION TITLED "RISK FACTORS" BEGINNING ON PAGE 12.

                           --------------------------

                              OFFERING INFORMATION

                                TABLE OF CONTENTS


NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
      TO BE HELD ON [DATE] ___, 2003... ..............................4
ABOUT THIS PROXY STATEMENT/PROSPECTUS.................................5
WHERE YOU CAN FIND MORE INFORMATION ..................................5
QUESTIONS AND ANSWERS ABOUT THE MERGER................................5
PROSPECTUS SUMMARY....................................................8
SELECTED FINANCIAL DATA..............................................11
RISK FACTORS.........................................................14
YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419; DEPOSIT OF
OFFERING PROCEEDS AND SECURITIES.....................................21
THE PINOAK SPECIALMEETING............................................22
PROPOSAL NO. 1 - THE MERGER..........................................24
NPRI SOLICITATION OF WRITTEN CONSENTS................................31
APPRAISAL RIGHTS FOR DISSENTING NPRI STOCKHOLDERS....................34
PROPOSAL NO. 2 - AMENDMENT TO CERTIFICATE OF INCORPORATION...........37
CAPITALIZATION.......................................................38
DILUTION.............................................................39
PLAN OF OFFERING.....................................................39
USE OF PROCEEDS......................................................39
DIVIDEND POLICY...............................................................40
MANAGEMENT'S DISCUSSION AND ANALYSIS/PLAN OF OPERATION...............40
BUSINESS.............................................................47
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.......52
MANAGEMENT...........................................................53
EXECUTIVE COMPENSATION...............................................56
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ......................58
LEGAL PROCEEDINGS....................................................59
MARKET FOR OUR COMMON STOCK..........................................59
DESCRIPTION OF SECURITIES ...........................................61
SHARES ELIGIBLE FOR FUTURE RESALE....................................62
REPORTS TO STOCKHOLDERS..............................................63
LEGAL MATTERS........................................................63
EXPERTS..............................................................63
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES.......................................63
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE...............................64

FINANCIAL STATEMENTS................................................F-1
Appendix A  --  Form of Proxy Card for Pinoak stockholders..........A-1
Appendix B  --  Plan of Reorganization dated July 3, 2003...........B-1
Appendix C  --  Nevada Corporation Law, NRS 92A.300.................C-1
Appendix D  --  Text of Proposed Amended Articles...................D-1

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

                                  PINOAK, INC.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON [DATE] ___, 2003


         TO THE STOCKHOLDERS OF PINOAK, INC.:


         NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Pinoak, Inc., a Nevada corporation, to be held at 10:30 a.m. local time on [date] ___ , 2003, at the offices of our corporate counsel, Thomas C. Cook, Esq., Thomas C. Cook and Associates, Ltd., 4955 South Durango, Suite 214 Las Vegas, Nevada 89113 to consider and vote upon the following proposal:

     o To approve the merger agreement and plan of reorganization by and among Pinoak, a Nevada corporation, and Nutri Pharmaceuticals Research, Inc., ("NPRI"), a Nevada corporation, to approve the merger of Pinoak and NPRI, and to approve the issuance of shares of Pinoak common stock to NPRI stockholders in the merger. See "Proposal No. 1--Approval of Merger."

     o To approve an amendment to our Certificate of Incorporation to change our corporate name to "Nutri Pharmaceuticals Research, Inc." See
        "Proposal No. 2-Amendment to Certificate of Incorporation."

         Immediately after the merger, NPRI will become surviving company and Pinoak will change its name to "Nutri Pharmaceuticals Research, Inc." Assuming 100% of the investors in the offering reconfirm their investment, then after the merger it is expected that pre-merger Pinoak stockholders will own approximately 35.5% of the outstanding shares of the new merged company. A copy of the merger agreement is included as Appendix B to the accompanying proxy statement/prospectus.

         The foregoing proposals are more fully described in the accompanying proxy statement/prospectus. The Pinoak board of directors unanimously recommends that you vote in favor of the proposals listed above.

         The board of directors has fixed the close of business on [date] ___, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at this special meeting of stockholders and at any adjournments or postponements thereof.

                                            By Order of the Board of Directors

                                            /s/ Rick Jesky
                                            --------------
                                            President

         TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE PINOAK SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE PINOAK SPECIAL MEETING. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                      ABOUT THIS PROXY STATEMENT/PROSPECTUS

         You should rely only on the information contained or incorporated by reference in this document to vote or consent with respect to the matters submitted to you. Neither Pinoak nor NPRI has authorized anyone to provide you with information that is different from what is contained in this document. This proxy statement/prospectus is dated [date] ____, 2003. You should not assume that the information contained in this proxy statement/ prospectus is accurate as of any date other than that date, and the issuance of Pinoak common stock in the merger will not create any implication to the contrary. Pinoak provided the information concerning Pinoak, and NPRI provided the information concerning NPRI, in this proxy statement/prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file public reports under the reporting requirements of the Exchange Act of 1934, as amended. We filed a registration statement with the Securities and Exchange Commission on Form SB-2 to register the offer and sale of our shares. This prospectus is part of that registration statement, and, as permitted by the Securities and Exchange Commission's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules, and other public reports we have filed, at the public reference facility maintained by the Securities and Exchange Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

         IF YOU ARE AN PINOAK STOCKHOLDER OR AN NPRI STOCKHOLDER AND
WOULD LIKE TO REQUEST DOCUMENTS FROM PINOAK, PLEASE CONTACT RICK JESKY AT (480) 984-8446 FOR INFORMATION RELATING TO PINOAK OR CONTACT GODFREY YEW AT (702) 871-6300 FOR INFORMATION RELATING TO NPRI. IT IS SUGGESTED THAT INTERESTED STOCKHOLDERS MAKE ANY SUCH REQUEST BY [DATE] ___, 2003 IN ORDER TO RECEIVE THE REQUESTED INFORMATION BEFORE THE PINOAK SPECIAL MEETING OR THE NPRI ACTION BY WRITTEN CONSENT.


                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.       WHEN IS IT EXPECTED THAT THE MERGER WILL BE COMPLETE?

A:       Pinoak and NPRI signed the merger agreement on July 3, 2003.
         The parties are working toward completing the merger as quickly as possible, and hope to complete the merger shortly following the Pinoak special meeting to be held on [date] ___, 2003. In order to complete the merger, the stockholders of both Pinoak and NPRI must approve the merger. Following approval by the Pinoak and NPRI stockholders, the merger will be complete. The merger will become effective when a certificate of merger is filed with the Secretary of State of Nevada. If we do not complete the merger on or before October 25, 2003, then under the rules that apply to this offering, Pinoak will be required to unwind the offering and promptly return the funds raised in this offering to the investors.

Q.       AS AN NPRI STOCKHOLDER, WHAT WILL I RECEIVE IN THE MERGER?

A: You will receive shares of Pinoak common stock in exchange for the shares of NPRI common stock that you own, based on the number and class of NPRI shares that you own and based on the exchange ratio of one for one share. For example, the common stock exchange ratio is one for one, so if you own 1,000 shares of NPRI common stock, then based on the common stock ratio you will receive 1,000 shares of Pinoak common stock in the merger. You will receive only whole shares.

Q. AS A STOCKHOLDER OF PINOAK, WILL I RECEIVE ADDITIONAL SHARES OF PINOAK COMMON STOCK IN THE MERGER?

A: No, you will continue to hold the same number of shares of Pinoak common stock after the merger. Shares of Pinoak common stock will be issued only to NPRI stockholders in the merger. The merger will result in Pinoak stockholders holding a smaller percentage of the combined company's stock than the percentage of Pinoak stock they currently hold. Assuming 100% of the investors in the offering reconfirm their investment, and assuming conversion of all shares of preferred stock into common stock, then after the merger it is expected that pre-merger Pinoak stockholders will own approximately 35.5% of the outstanding shares of the new merged company.

Q. HAS SOMEONE DETERMINED THAT THE MERGER IS ADVISABLE FOR THE PINOAK AND NPRI STOCKHOLDERS?

A: Yes. The boards of directors of Pinoak and NPRI have determined that the merger is advisable for their respective stockholders. The board of directors of each of Pinoak and NPRI has approved the merger and the merger agreement, and the board of directors of Pinoak has approved the issuance of Pinoak stock in the merger.

Q.       WILL PINOAK STOCKHOLDERS VOTE ON THE MERGER?

A: Yes, Pinoak stockholders will vote on the merger at Pinoak's special meeting of stockholders.

Q. IS THERE A DIFFERENCE BETWEEN VOTING ON THE MERGER AND ELECTING TO RECONFIRM AN INVESTMENT DECISION?

A: Yes. First, all of Pinoak stockholders are being asked to vote on the merger, whereas only the purchasers in this offering are being asked to elect to reconfirm their investment decision. Second, Nevada corporate law governs voting on the merger, while federal securities laws set the procedure under which an Pinoak stockholder can elect whether to reconfirm an investment decision. Finally, the proposal to approve the merger requires the affirmative vote of a majority of all of the issued and outstanding shares of our common stock, whereas the reconfirmation of this offering requires as a separate condition that 80% of the stockholders that purchased shares in this offering elect to reconfirm their investment decision. If you are an Pinoak stockholder who invested in this offering, then you will receive both (1) a proxy to vote your shares for or against the merger and (2) a reconfirmation letter to state whether you are electing to reconfirm your investment decision. You should complete and return both of these documents.

Q.       ARE NPRI STOCKHOLDERS ENTITLED TO APPROVE THE MERGER?

A: Yes, NPRI stockholders will have the opportunity to approve the merger and the merger agreement by written consent. The merger and the merger agreement require the approval of a majority of the issued and outstanding shares of NPRI's voting stock.

Q.       WHAT DO PINOAK STOCKHOLDERS NEED TO DO NOW?

A: Pinoak stockholders should promptly mail their signed proxy card in the enclosed postage-paid envelope so that their shares will be represented at the Pinoak special meeting.

Q. CAN PINOAK STOCKHOLDERS CHANGE THEIR VOTE AFTER THEY HAVE DELIVERED THEIR PROXIES?

A: Yes, Pinoak stockholders can change their votes by (i) delivering a written notice of revocation with Pinoak's secretary, (ii) sending in later-dated, signed proxy cards to Pinoak's secretary, or (iii) attending the Pinoak special meeting and voting in person.

Q.       WHAT DO NPRI STOCKHOLDERS NEED TO DO NOW?

A: NPRI stockholders should promptly mail their signed written consents in the enclosed postage-paid envelope to vote their shares of NPRI stock on the proposed merger.

Q. CAN NPRI STOCKHOLDERS CHANGE THEIR VOTES AFTER THEY HAVE MAILED IN THEIR WRITTEN CONSENTS?

A: An NPRI stockholder can only revoke or change an action by written consent prior to the time that NPRI has received the requisite number of consents to approve the merger. This may be a short period of time, if NPRI receives written consents sufficient to approve the merger quickly.

Q.       SHOULD NPRI STOCKHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW?

A: No. After the merger is complete, Pinoak's exchange agent will send NPRI stockholders a letter of transmittal and written instructions for exchanging their stock certificates. NPRI stockholders should not surrender their NPRI stock certificates until after the merger and until they receive the letter of transmittal.

Q.       WHO CAN ANSWER QUESTIONS REGARDING THE MERGER?

A: If you would like additional copies of this proxy statement/ prospectus, or if you have questions about the merger or the other matters discussed in this document, you should contact:

         For Pinoak, Inc.:                For NPRI:

         Pinoak, Inc.                     Nutri Pharmaceuticals Research, Inc.
         10801 E. Grove Street            3566 Polaris Avenue, Suite 1
         Mesa, AZ  85208                  Las Vegas, NV  89103
         Attention:  Rick Jesky           Attention:  Godfrey Yew


                               PROSPECTUS SUMMARY

PINOAK, INC.

         We were organized as a Nevada corporation on December 31, 1998, the purpose of creating a corporate vehicle to seek, investigate and, if the investigation warrants, acquire an interest in business opportunities presented to us by persons or firms who or which desire to employ our funding in their business or to seek the perceived advantages of a publicly-held corporation.

         The executive offices of Pinoak are located at 10801 E. Grove Street, Mesa, Arizona, 85208. The telephone number is (480) 984-8446.

         In July, 2002, we completed an initial public offering for 2,399,334 shares of our common stock for $0.025 per share pursuant to a Registration Statement that became effective with the Securities and Exchange Commission on April 25, 2002.

NPRI, INC.

         Nutri Pharmaceuticals Research, Inc., a Company focused around a proprietary process to transform most edible oils into a free-flowing powder form was incorporated in the State of Nevada on April 4, 2003. See "Business-- Nutri Pharmaceuticals Research, Inc."

NPRI ACQUISITION


         On July 3, 2003, we executed an agreement, with NPRI, Inc., a Nevada corporation, to merge into NPRI. In the merger we will become obligated to issue approximately 8,000,000 shares of our common stock to the shareholders of NPRI on a prorata basis. The shares will be exchanged on a one-for-one basis.

         As of the effective date of the merger, and without giving effect to the contingent issuance of any additional shares, NPRI's current stockholders will own approximately 64.5% of the outstanding shares in the post-merger entity on a fully-diluted basis.

         We believe, after examining NPRI's business plan, interviewing its management, and examining its products and services, that NPRI presents a desirable merger opportunity for Pinoak. However, despite this belief we cannot assure you that NPRI will be able to effect its business plan or compete successfully. See "Risk Factors."

THE OFFERING

         Shares outstanding prior to the offering               2,000,000

         Shares sold in the offering                            2,399,334 (1)

         Shares to be issued to NPRI stockholders               8,000,000 (2)

         Shares outstanding after the merger                   12,399,334 (2)

         ---------------------
         (1) Assumes that 100% of the purchasers reconfirm their investment. There were no 144 purchasers in the offering.

         (2)  Consists of common shares


         Our certificate of incorporation authorizes our board of directors to designate and to issue, without stockholder approval, additional common or preferred stock and other rights and preferences that could differentially and adversely affect the voting power or other rights of the holders of our common stock. The board of directors could issue preferred stock that adversely affects the rights of holders of common stock by, among other things, establishing preferential dividends, liquidation rights and/or voting power. The issuance of preferred stock or of rights to purchase preferred stock could also be used to discourage an unsolicited acquisition proposal. Although we have no present intention to issue additional shares of preferred stock, except in connection with the merger, the issuance thereof might render more difficult, and therefore discourage, an unsolicited takeover proposal such as a tender offer, a proxy contest or an attempt to remove incumbent management, even if such actions would be in the best interest of our stockholders. See "Description of Securities."


RECONFIRMATION OFFERING

         Pursuant to Rule 419 under the Securities Act, we have placed in an escrow account the proceeds of this offering and the securities purchased by the investors in this offering. Under Rule 419, the funds will be released to us, and the securities will be released to you, only after we have met three basis conditions and not more than 20% of our stockholders in this offering elected to redeem their common stock. First, we must execute an agreement for an acquisition of a business. We have entered into such an agreement with NPRI. Second, we must file a post-effective amendment to the registration statement that includes the results of this offering. This proxy statement/prospectus is part of the post-effective amendment we filed. Third, we must mail a copy of the prospectus to each investor within five business days of the effective date of the post-effective amendment. If we have met the requirements of Rule 419 and the merger takes place, the escrow agent will release the funds and securities. If we have not completed a business combination by October 25, 2003 then all proceeds will automatically be promptly returned to our stockholders and the escrowed stock will be canceled. See "Your Rights and Substantive Protection Under Rule 419; Deposit of Offering Proceeds and Securities."


EXPIRATION DATE


         In accordance with Rule 419, Pinoak stockholders who bought shares in this offering will have a minimum of 20 business days from the date of this prospectus to reconfirm their investment. This reconfirmation offering will terminate in accordance with Rule 419 on [date], 2003 at the special meeting of stockholders. If you do not make any decision before the termination of this offering, then your investment will automatically be returned promptly to you.

         Rule 419 further provides that if we do not complete an acquisition meeting the specified criteria within 18 months of the effective date of the initial public offering, all of the deposited funds in the escrow account must be returned to investors. Therefore, if the merger is not completed on or before October 25, 2003, the offering will terminate and the investors' original amounts invested will be returned promptly without interest. Southwest Escrow, Las Vegas, Nevada, our escrow agent, will promptly return any such funds.


BOARD RECOMMENDATIONS

         Our board believes that the proposed merger is in the best interests of our stockholders and recommends that the investors elect to accept the reconfirmation offering. The merger agreement was approved by the unanimous consent of the directors of Pinoak dated as of July 3, 2003. The directors of NPRI approved the merger agreement at a meeting held on June 16, 2003. See "Proposal No. 1 -- The Merger."

         Our board believes that the proposed amendment to our certificate of incorporation is in the best interests of our stockholders and recommends that the stockholders approve this amendment. The amendment was approved by the unanimous consent of the directors of Pinoak dated as of July 3, 2003. See "Proposal No. 2 - Amendment to Certificate of Incorporation."

                             SELECTED FINANCIAL DATA

         The following selected financial data is derived from the financial statements of Pinoak, Inc. and NPRI, Inc. This data is qualified by reference to and should be read in conjunction with Pinoak's and NPRI's financial statements.

                                 Pinoak, Inc.
                        (a Development Stage Company)
                                Balance Sheet


Balance Sheet

                                                     June 30,     December 31,
                                                       2003           2002
                                                   -----------  --------------
Assets

Current assets:
   Cash                                            $       719  $          779
   Fund held in escrow                                  59,983          59,983
                                                   -----------  --------------
     Total current assets                               60,702          60,762
                                                   -----------  --------------
                                                   $    60,702  $       60,762
                                                   ===========  ==============

Liabilities and Stockholders' Equity

Current liabilities
Subscriptions payable                              $    59,233  $            -
                                                   -----------  --------------

Stockholders' Equity:
   Preferred stock, $0.001 par value, 5,000,000
     shares authorized, zero shares issued and
     outstanding                                             -               -
   Common stock, $0.001 par value, 20,000,000
     shares authorized, 2,000,000 shares issued and
     outstanding                                         2,000          2,000
   Additional paid-in capital                            2,820          2,820
   Deficit accumulated during development stage         (3,351)        (3,291)
                                                   -----------  --------------
                                                         1,499          1,529
                                                   -----------  --------------
                                                   $    60,702  $       62,291
                                                   ===========  ==============

                                   Pinoak, Inc.
                          (a Development Stage Company)
                             Statement of Operations



Statement of Operations

                                         Six Months Ending    December 31, 1998
                                              June 30,         (Inception) to
                                        --------------------      June 30,
                                           2003       2002          2003
                                        ---------  ---------  ----------------
Revenue                                 $       -  $       -  $              -
                                        ---------  ---------  ----------------

Expenses:
 General and
 administrative
 expenses                                      60        454             3,351
                                        ---------  ---------  ----------------
   Total expenses                              60        454             3,351
                                        ---------  ---------  ----------------

Net income (loss)                       $     (60) $    (454) $         (3,351)
                                        ========== ========== =================
 Weighted average
 number of common
 shares outstanding
 - basic and fully
 diluted                                2,000,000  2,000,000
                                        =========  =========

Net income (loss)
per share - basic
and fully diluted                       $   (0.00) $   (0.00)
                                        ========== ==========

                                 Pinoak, Inc.
                         (a Development Stage Company)
                            Statement of Cash Flows



Statement of Cash Flows
                                         Six Months Ending   December 31, 1998
                                              June 30,        (Inception) to
                                         ------------------       June 30,
                                           2003      2002           2003
                                         --------  --------  -----------------
Cash flows from operating activities
Net (loss)                               $    (60) $   (454) $      (3,351)
                                         --------  --------  --------------
Net cash (used) by operating activities       (60)     (454)        (3,351)
                                         --------  --------  --------------

Cash flows from financing activities
 Issuance of common stock                       -         -          4,820
 (Increase) in funds held in escrow             -         -        (59,983)
 Increase in subscriptions                      -         -         59,233
                                         --------  --------  --------------
Net cash provided by financing activities       -         -          4,070
                                         --------  --------  -------------

Net (decrease) increase in cash               (60)     (454)           719
Cash - beginning                              779     2,013              -
                                         --------  --------  -------------
Cash - ending                            $    719  $  1,559  $         719
                                         ========  ========  =============
 Supplemental disclosures:
 Interest paid                           $      -  $      -  $           -
                                         ========  ========  =============
 Income taxes paid                       $      -  $      -  $           -
                                         ========  ========  =============

                                  RISK FACTORS

         THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE, INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. ACCORDINGLY, YOU SHOULD CAREFULLY CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO IN THIS PROXY
STATEMENT/PROSPECTUS, THE FOLLOWING RISK FACTORS IN EVALUATING THIS OFFERING AS WELL AS NPRI AND ITS BUSINESS.

IF NPRI CONTINUES TO LOSE MONEY ON ITS OPERATIONS, YOU COULD LOSE YOUR ENTIRE INVESTMENT.

         NPRI is not profitable. The Company was incorporated in April, 2003. Since its inception through June 30, 2003, NPRI incurred a net loss of $(861) NPRI anticipates future losses and negative cash flow to continue for the foreseeable future. In addition, there is no public market for NPRI's common stock and NPRI has made no undertaking to provide stockholders liquidity now or at any time in the future. Because of NPRI's brief history of operating losses and working capital deficit, its independent auditors have expressed doubt as to its ability to continue as a going concern.

         We can give no assurance that NPRI will be able to operate profitably or produce a positive cash flow. In general, NPRI's ability to become profitable depends on its ability to generate and sustain substantially higher revenues while maintaining reasonable expense levels. If NPRI were to achieve profitability, we cannot give any assurance that it would be able to sustain or increase profitability on a quarterly or annual basis in the future. As a result, you may lose your entire investment.

         NPRI's efforts to operate profitably will depend on, among other things:

     o developing the NPRI brand, marketing and other promotional activities;
     o expanding its product line, including the number of products available for sale;
     o developing marketing and distribution relationships with strategic business partners;
     o expanding general and administrative functions to support any growth that may occur; and
     o establishing and developing relationships in the food industry, particularly with manufacturers who utilize powdered products.


BECAUSE THE OFFERING PRICE OF THE PINOAK COMMON STOCK DOES NOT NECESSARILY RELATE TO THE VALUE OF OUR ASSETS OR OTHER OBJECTIVE CRITERIA OF VALUE, IF A MARKET WERE TO DEVELOP FOR OUR COMMON STOCK THE MARKET PRICE COULD BE BELOW THE PRICE YOU PAID IN THIS OFFERING.

         Investors should not consider the price they paid for the Pinoak common stock any objective indication of our actual value. We arbitrarily determined the offering price of our common stock and the price is not necessarily related to our net worth, our assets, earnings, book value or any other objective financial statement criteria of value. The offering price should not be regarded as an indication of any future market price of any of our securities. If a market were to develop for our common stock, its market price could be below the price of the common stock that we have sold to investors in this offering, and is likely to be highly volatile.

ISSUANCE OF SHARES IN THE MERGER WILL RESULT IN SUBSTANTIAL ADDITIONAL
DILUTION.

         Our amended and restated certificate of incorporation authorizes the board of directors to issue 20,000,000 shares of our common stock, $0.001 par value. The proposed merger, if completed, will result in our becoming obligated to issue approximately 8,000,000 shares of our common stock to the current eight shareholders of NPRI.

         The merger will result in dilution in the percentage of the common stock held by Pinoak's present stockholders.

IF THE STOCKHOLDERS OF PINOAK AND NPRI DO NOT APPROVE THE MERGER, THEN STOCKHOLDERS OF EACH OF PINOAK AND NPRI WILL FACE UNCERTAINTY OVER THE FUTURE OF THEIR COMPANY.

         The proposed merger is subject to a number of conditions, including approval of the merger by each party's stockholders and the election by at least 80% of Pinoak's stockholders to reconfirm their investment decision. If the parties do not meet the conditions, then we will promptly return to the investors in this offering the funds being held in escrow. In this event stockholders of Pinoak who purchased their shares in this offering would achieve no return on their initial investment and Pinoak's other stockholders would likely lose their investment. For NPRI stockholders, failure to complete the merger would mean that NPRI will have expended significant financial, management and other resources on the merger but will not have gained the benefits sought by merging with a public company.


MANAGEMENT WILL DETERMINE HOW TO USE THE NET PROCEEDS OF THE OFFERING AND INVESTORS WILL NOT HAVE AN OPPORTUNITY TO EVALUATE THE USES.

         We intend to use all of the net proceeds of the offering for business development and working capital. Accordingly, management will have broad discretion in the application of such net proceeds. Investors in the offering will not have the opportunity to evaluate the economic, financial or other information that we will use to determine how to use such proceeds. See "Use of Proceeds."


BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK, INVESTORS MAY NOT BE ABLE TO SELL THEIR SHARES OR ACHIEVE LIQUIDITY IN THEIR INVESTMENT.

         Currently, there is no public market for our securities. It is unlikely that a regular trading market will develop when the reconfirmation offering is concluded. If a regular trading market for our shares does not develop then you will likely not be able to sell your shares of Pinoak stock.

         If a trading market for our securities were to develop, we could give no assurance that such a market could be sustained, or that our securities purchased by the public in the offering could be resold at their original offering price or at any other price. Any market for our securities that may develop will very likely be a limited one. While we intend to continue to timely file periodic reports under the Securities Exchange Act of 1934 for so long as we may be required to do so, we can give no assurances that we will continue to file these reports on a voluntary basis. In any event, if our securities traded at a low price, many brokerage firms may choose not to engage in market making activities or effect transactions in our securities. Purchasers of our securities may have difficulties in reselling them and many banks may not grant loans using our securities as collateral.


NPRI HAS A LIMITED OPERATING HISTORY; THEREFORE, WE MAY NOT BE ABLE TO ACCURATELY FORECAST FUTURE RESULTS AND OPERATING LOSSES IN FUTURE PERIODS COULD BE GREATER THAN EXPECTED.

         NPRI was incorporated on April 4, 2003. Thus, NPRI has a limited operating history. As a result, it is difficult accurately to forecast NPRI's revenues and NPRI lacks meaningful historical financial data upon which to base planned operating expenses. NPRI's revenues and operating results are difficult to forecast in particular because:

     o it lacks working capital sufficient to obtain a steady and sufficient supply of products to sell;
     o   it operates on a short sales cycle with substantially no backlog; and
     o NPRI does not have a track record to be able to predict any future results.

         As a result, NPRI may be unable to adjust its spending in a timely enough manner to compensate for any unexpected revenue shortfall. Conversely, NPRI might not be able to respond effectively to an unexpected increase in sales activities, should one occur. This inability could cause its net losses in a given quarter to be greater than expected.


IF NPRI FAILS TO ESTABLISH THE NPRI BRAND OR TO ATTRACT REPEAT CUSTOMERS, IT MAY NOT BE ABLE TO INCREASE ITS REVENUES SUFFICIENTLY TO FUND ITS OPERATIONS.

         NPRI must develop and strengthen the NPRI brand, particularly because of the early stage of NPRI's development and the highly competitive nature of its business. If NPRI fails to establish the NPRI brand quickly, it will be at a competitive disadvantage and may lose the opportunity to obtain a sufficient number of customers. The development of the NPRI brand will depend largely on the success of NPRI's marketing efforts and its ability to provide consistent, high quality customer experiences. NPRI cannot be certain that its brand promotion activities will be successful, or will result in increased revenues. If NPRI achieves revenues, there can be no assurance that these revenues will be sufficient to offset the expenditures incurred in building its brand.

INTENSE COMPETITION IN THE FOOD MANUFACTURING INDUSTRY MAY PREVENT NPRI FROM GENERATING MARGINS OR ACHIEVING MARKET SHARE NECESSARY FOR IT TO OPERATE PROFITABLY.

         NPRI does business in a market that is highly competitive, and we expect competition in NPRI's market to intensify in the future. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could harm NPRI's net revenue and results of operations. NPRI competes or will potentially compete with a variety of companies, many of which have significantly greater financial, technical, marketing and other resources. See "Business -- Competition."


NPRI'S OBLIGATION TO COMPLY WITH EXTENSIVE GOVERNMENT REGULATION OF ITS BUSINESS IS EXPENSIVE, AND ITS FAILURE TO DO SO COULD RESULT IN SIGNIFICANT LIABILITY.

         NPRI is subject to regulation under various state and federal laws, including the Federal Food, Drug and Cosmetic Act, and state laws and regulations applicable to the distribution of nutri pharmaceuticals and food products. Although NPRI believes that it presently has all of the needed licenses and governmental authorizations necessary to conduct its current business, NPRI can give no assurance:

     o that it will obtain or maintain the necessary licenses and regulatory authorizations from the U.S. Food and Drug Administration, Department of Agriculture and state regulators;
     o that the process to obtain such authorizations will not take too long or cost too much; or
     o   that it will have sufficient funds to obtain such authorizations.

         If NPRI fails to receive or maintain needed licenses and authorizations, or if obtaining such approvals takes too long or costs too much, then NPRI might have to curtail or suspend its operations. See "Business -- Government Regulation."

         Changes to the law, such as broader regulation of drug prices across different classes of purchasers, could harm NPRI's business. Also, if rules promulgated by the U.S. Food and Drug Agency under the Prescription Drug Marketing Act become effective, then distributors like NPRI might be required to provide buyers with detailed information about the source of the drug products sold there. NPRI believes that some sellers might be reluctant to provide this information and so might elect not to place products for sale with NPRI. NPRI can give no assurance that the regulations will be changed or that the future governmental regulations will not harm its business. See "Business - Government Regulation."

IF NPRI CANNOT OBTAIN A SUFFICIENT SUPPLY OF PRODUCTS TO SELL, THEN IT WILL
NOT BE ABLE TO SUCCESSFULLY CARRY OUT ITS BUSINESS PLAN AND YOU COULD LOSE YOUR INVESTMENT.

         Because NPRI operates as a traditional research distribution business, it depends on an adequate supply of products to sell. This puts it at risk because:

     o   it depends on other suppliers; and
     o other competitors can use high-profile products to attract business, and NPRI does not presently have such a product.

         NPRI's business depends in part on its ability to attract a sufficient number of food distributors and others to place products for sale on its online marketplace. If NPRI does not obtain a sufficient amount of products to sell on a consistent basis, then it likely will not succeed in attracting on-line buyers on which its business strategy depends. See "Business -- Strategy."

IF NPRI INCURRED A MATERIAL LIABILITY FOR WHICH IT IS NOT ADEQUATELY INSURED, IT MIGHT BE RENDERED INSOLVENT AND YOU COULD LOSE YOUR INVESTMENT.

         NPRI's business of selling food and nutritional products for human use is inherently risky. NPRI faces risk of liability resulting from claims made directly by consumers or by buyers or sellers in its marketplace.
NPRI currently has property, general liability and product liability insurance in amounts that its management believes to be adequate, but it can give no assurance that such insurance will remain available at a reasonable cost or that any insurance policy would offer coverage sufficient to meet any liability arising as a result of a claim. NPRI can give no assurance that it will be able to obtain or maintain adequate insurance on reasonable terms or that, if obtained, such insurance will be sufficient to protect it against such potential liability or at a reasonable cost. The obligation to pay any substantial liability claim could render NPRI insolvent and could force it to curtail or suspend operations.

BECAUSE NPRI DOES NOT HAVE LONG-TERM PURCHASE AGREEMENTS, IT MUST INCREASE ITS CUSTOMER BASE AND ITS SALES TO EXISTING CUSTOMERS IN ORDER TO OPERATE PROFITABLY.

         None of NPRI's customers has any long-term obligation to continue to purchase its products or services, and any customer could reduce or cease ordering its products or services. NPRI currently does not operate at a profit. NPRI believes that it must increase its customer base and increase its orders from new and existing customers in order to earn a profit. If NPRI is not able to do so, then investors would likely lose their investment.

IF NPRI LOST THE SERVICES OF GODFREY YEW, ITS PRESIDENT OR ITS OTHER EXECUTIVE OFFICERS, IT MIGHT NOT BE ABLE TO CONTINUE ITS BUSINESS IN ACCORDANCE WITH ITS CURRENT PLANS.

         NPRI's future success depends significantly on the skills, experience and efforts of its chief executive officer, Godfrey Yew, and its other executive officer and key personnel. Many of these individuals would be difficult to replace. Mr. Yew and the management of NPRI have developed, and are engaged in carrying out, NPRI's strategic business plan. The loss of the services of Mr. Yew or any other key person could seriously harm NPRI's ability to effect its strategy. See "Business -- Strategy" and "Management -- Employment and Consulting Agreements."

NPRI MAY BE UNABLE TO DEVELOP OR PROTECT PROPRIETARY TECHNOLOGY SUFFICIENT TO GIVE IT A COMPETITIVE ADVANTAGE IN THE DRUG DISTRIBUTION BUSINESS.

         NPRI faces risks relating to intellectual property in that:

     o it may be unable to develop and exploit intellectual property as an element of its competitive strategy;
     o it may be unable to protect its intellectual property from use by others; and
     o it could face claims that it infringes the intellectual property rights of others.

         NPRI had developed proprietary technology to convert liquid foods to solids without heating the liquid. This process preserves the oils with all enzymes and active ingredients intact. See "Business - Products and Services" and "Strategy."

         NPRI has pending patents on its proprietary technology and depends on trade secrets to maintain its intellectual property. The steps NPRI has taken to protect its technology may prove to be inadequate. If so, it might not be able to prevent others from using what it regards as its technology to compete with NPRI, because:

     o   existing trade secret offer only limited protection;
     o other companies could independently develop similar or superior technology without violating NPRI's proprietary rights; and
     o the laws of some foreign countries would not protect NPRI's proprietary technology to the same extent as the laws of the United States.

         NPRI might be compelled to resort to burdensome and expensive legal proceedings to enforce its intellectual property rights.

         NPRI could also face third party claims that NPRI has infringed the third party's intellectual property rights. Any claim of infringement by a third party could cause NPRI to incur substantial costs defending against the claim, even if the claim is invalid, and could distract management from carrying on NPRI's business. NPRI might seek to license intellectual property from such a third party or to develop non-infringing technology, but might not be able to do so in a timely manner or on commercially reasonable terms. Furthermore, a party making such a claim could secure a judgment that requires NPRI to pay substantial damages. A judgment could also include an injunction or other court order that could prevent NPRI from offering its products and services.

NO MARKET EXISTS FOR THE COMPANY'S STOCK WHICH MAKES IT DIFFICULT TO FIND A BUYER FOR THE COMPANY'S STOCK.

There is currently no established public trading market for Pinoak or NPRI securities. A trading market in the Company's securities may never develop or, if developed, it may not be able to be sustained. If for any reason Pinoak/ NPRI common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. Various factors, such as the Company's operating results, changes in laws, rules or regulations, general market fluctuations, and other factors may have a significant impact on the market price of Pinoak or NPRI's securities.

LOW-PRICED STOCKS MAY AFFECT THE RESELL THE COMPANY'S SHARES.

Penny Stock Regulation Broker-dealer practices in connection with transactions in "Penny Stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. When the Registration Statement becomes effective and the Company's securities become registered, the stock will likely have a trading price of less than $5.00 per share and will not be traded on any exchanges. Therefore, the Company's stock is initially selling at $0.01 per share they will become subject to the penny stock rules and investors may find it more difficult to sell their securities, should they desire to do so.

             YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419;
                   DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

         Rule 419 under the Securities Act requires that the proceeds of this offering, after deducting underwriting commissions, underwriting expenses and dealer allowances, if any, as well as the securities purchased by the investors in this offering, be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

     o First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds.

     o Second, we must file a post-effective amendment to the registration statement that includes the results of this offering. In addition, we must disclose the specific amount and use of funds disbursed to us to date, including payments to officers, directors, controlling stockholders or affiliates, specifying the amounts and purposes of these payments. We must also disclose the terms of the reconfirmation offer with the conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements. This proxy statement/prospectus is part of a post-effective amendment filed to comply with this requirement.

     o Third, we will mail a copy of the prospectus to each investor within five business days of the effective date of the post-effective amendment. This prospectus is the reconfirmation prospectus. The reconfirmation offering will be made as described in the section of this proxy statement/prospectus titled "Prospectus Summary; Reconfirmation Offering." After we submit a letter to the escrow agent stating that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the funds and securities.

         We entered into an escrow agreement with Southwest Escrow, Las Vegas, Nevada, which provides that Southwest Escrow will hold the public offering proceeds and the stock certificates of the public investors in escrow pursuant to Rule 419 of the rules and regulations of the Securities and Exchange Commission, until the approval of a business combination by our stockholders. If we have not completed a business combination by October 25, 2003 then all proceeds will be promptly returned to our stockholders and the stock certificates will be canceled. Under the terms of the escrow agreement, the funds may only be released upon written notice from us that we have met the three conditions described above and an opinion of counsel that the transaction was approved by a vote of a majority of our common stock, and not more than 20% of the stockholders have elected to redeem their common stock. While Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, we have not released and do not intend to release these funds. The funds are being held for the sole benefit of the investors and can only be invested in bank deposits, money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government.

                          THE PINOAK SPECIAL MEETING

WHEN AND WHERE THE MEETING WILL BE HELD

         Our special meeting of stockholders will be held at 10:30 a.m. local time on [date] ___ , 2003, at the offices of our corporate counsel, Thomas C. Cook, Esq., Thomas C. Cook and Associates, Ltd., 4955 South Durango, Suite 214 Las Vegas, Nevada 89113

         This proxy statement/prospectus is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting. This proxy statement/prospectus, and the accompanying proxy card, are first being mailed to holders of our common stock on or about [date] ___, 2003.


WHAT WILL BE VOTED UPON

         At our special meeting, holders of our common stock will be asked to consider and vote upon:

     o The merger, the merger agreement and the issuance of shares of Pinoak stock in the merger;
     o An amendment to our certificate of incorporation to change our corporate name to "Nutri Pharmaceuticals Research, Inc."; and
     o Any other business that may properly come before our special meeting or any postponement or adjournment.

         Our board of directors does not presently intend to bring any business before our special meeting other than the specific proposal referred to above and specified in the notice of our special meeting. Our board of directors knows of no other matters that are to be brought before our special meeting.
If any other business properly comes before our special meeting, including the consideration of a motion to adjourn the meeting for purposes of soliciting additional votes, it is the intention of persons named in the enclosed form of proxy to vote the shares they represent as our board of directors may recommend.

WHICH STOCKHOLDERS MAY VOTE

Only holders of record of our common stock at the close of business on [date] ___, 2003, our record date, are entitled to notice of and to vote at the Pinaok special meeting. As of the close of business on our record date, there were 2,000,000 shares of our common stock outstanding and entitled to vote, held by our sole officer and 2,399,334 shares of our common stock held at Southwest Escrow for 40 additional investors. A majority, or 2,199,667 of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business.

HOW TO VOTE BY PROXY

         Our proxy card accompanying this proxy statement/prospectus is solicited on behalf of our board of directors for use at our special meeting.

Stockholders are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to us. All proxies that are properly executed and returned, and that are not revoked, will be voted at our special meeting in accordance with the instructions indicated. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF ALL OF THE MATTERS LISTED ON THE PROXY CARD.

HOW TO CHANGE YOUR VOTE

         A stockholder who has given a proxy may revoke it at any time before it is exercised at our special meeting, by doing one of the following:

     o delivering a written notice of revocation to Mr. Rick Jesky, President, Pinoak, Inc., 10801 E. Grove Street, Mesa, AZ 85208;

     o executing a subsequently dated proxy and delivering it to Mr. Rick Jesky, President, Pinoak, Inc., 10801 E. Grove Street, Mesa, AZ 85208;; or

     o   attending the Pinoak special meeting and voting in person.

         Attending our special meeting will not, by itself, revoke a proxy. The stockholder must also vote at the meeting.

VOTE REQUIRED TO APPROVE THE MERGER AND AMEND OUR CERTIFICATE OF INCORPORATION

         Under Nevada law and our certificate of incorporation, the proposal to approve the merger and the issuance of shares of our common stock in connection with the merger and the proposal to amend our certificate of incorporation, requires the affirmative vote of a majority of the outstanding shares of our common stock.

         The proposals described in this proxy statement/prospectus are matters of great importance to our stockholders. Accordingly, stockholders are urged to read and carefully consider the information presented in this proxy statement/prospectus, and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope.

SOLICITATION OF PROXIES AND EXPENSES OF SOLICITATION

         Our management will bear the cost of the solicitation of proxies in the enclosed form from its stockholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, telegram, letter, email, facsimile or in person.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR PINOAK'S 2004 ANNUAL
MEETING

         Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, a stockholder intending to present a proposal to be included in Pinoak's proxy statement for its 2004 annual meeting of stockholders must deliver a proposal in writing to its executive offices a reasonable time before proxy materials are printed and mailed.

                          PROPOSAL NO. 1 -- THE MERGER

BACKGROUND OF THE MERGER

         We were organized for the purpose of creating a corporate vehicle to seek, investigate and, if the investigation warrants, effect a business combination with another company.

         In April, 2002, we commenced a "blank check" offering under Rule 419 of the Securities Act. The offering was successful in raising $125,000 in gross proceeds from investors.

         Under Rule 419, $59,983 and 2,399,334 shares purchased by the investors were placed in escrow pending:

     o distribution of a reconfirmation prospectus to the investors describing the acquisition of NPRI; and
     o the subsequent reconfirmation by at least 80% of the investors that they have elected to remain investors.

         In May, 2003 we began discussions with NPRI regarding a potential acquisition. NPRI was incorporated in the State of Nevada in April, 2003 1999. NPRI has developed a proprietary process that allows NPRI to transform most edible oils into a free-flowing powder form. This proprietary process delivers powdered oils with all enzymes and active ingredients intact.

         During June, 2003, we negotiated the terms and conditions of the merger agreement. Also, during this time NPRI supplied us with corporate and other records and documents for the purpose of reviewing NPRI's business, and we supplied NPRI with similar information about us. NPRI's directors met to discuss the merger agreement in early June, 2003, and approved continued discussions between the parties. After negotiations and due diligence review, NPRI's directors and NPRI's eight shareholders approved the merger and the merger agreement at a meeting on June 16, 2003. Our directors approved the merger by unanimous written consent dated June 16, 2003. The merger agreement between us and NPRI was executed as of July 3, 2003.

         On August 5, 2003, we filed a post-effective amendment to the registration statement on Form SB-2. This proxy statement/prospectus constitutes a reconfirmation prospectus under the registration statement, by which we are giving investors in our public offering the opportunity to reconfirm their investment decisions. Under Rule 419, $59,983 and 2,399,334 shares purchased by 40 investors are held in escrow pending:

     o distribution of a reconfirmation prospectus to the investors in our public offering describing the acquisition of NPRI; and
     o the subsequent reconfirmation by a sufficient number of investors in our public offering that they have elected to remain investors.

         In the event the merger is not approved by at least 80% of the investors, then the shares deposited in the escrow account will not be released to the investors. Instead, the $59,983 in offering proceeds in the escrow account will be returned to the investors, and their shares will be canceled. Under Rule 419, the value of NPRI must represent at least 80% of the maximum offering proceeds, or $60,000. Based upon our review of NPRI's business and financial statements, we have determined that NPRI's business value is more than $60,000.


OUR REASONS FOR THE MERGER AND RECOMMENDATION

         Our board of directors has determined that the merger is advisable for our stockholders. In reaching its unanimous decision to approve the merger agreement, the board reviewed NPRI 's business, interviewed NPRI's management and conducted legal, accounting and business due diligence investigations. Our directors identified and considered several factors in its assessment, which, when taken as a whole, supported their decision.

         In reaching their decision to approve the merger and recommend approval to our stockholders, our board of directors also considered a number of potentially negative factors concerning the merger. These factors included the following:

     o the possibility that NPRI may not be able to achieve its business goals; and

     o   the possibility that NPRI may not be able to achieve profitability

         Our directors evaluated these factors in light of their due diligence investigation of NPRI's business. The foregoing discussion of the information and factors considered by our board of directors are not intended to be exhaustive but are believed to include all of the material factors considered by the board.

         After examining NPRI's business plan and interviewing its management, our board of directors believes that NPRI may be able to successfully compete in the industry of converting liquid food products to powdered food products. However, neither we nor NPRI can assure you that the merger will be successful or that the merged company will be able to achieve its business goals. See "Risk Factors."

         WE HAVE APPROVED THE MERGER AND THE MERGER AGREEMENT, WE BELIEVE THAT THE TERMS OF THE MERGER AGREEMENT ARE ADVISABLE FOR PINOAK AND ITS STOCKHOLDERS, AND WE RECOMMEND THAT YOU VOTE "FOR" THE MERGER BY EXECUTING AND RETURNING THE ENCLOSED PROXY.

COMPLETION AND EFFECTIVENESS OF THE MERGER

         The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including approval and adoption of the merger agreement and the merger by the stockholders of each of Pinoak and NPRI. The merger will become effective upon the filing of a certificate of merger with the State of Nevada.

TERMS OF THE MERGER AGREEMENT

         This section summarizes the material provisions of the merger agreement. The following is not a complete statement of all the provisions of the merger agreement. Detailed terms and conditions are contained in the merger agreement, a copy of which is attached to this proxy statement/ prospectus as Appendix B and is incorporated into this proxy statement/ prospectus by reference. For a complete presentation of this information, please read the full text of the merger agreement.

         STRUCTURE OF THE MERGER AND CONVERSION OF NPRI SECURITIES

         General

         NPRI will be merged with Pinoak, and NPRI will be the surviving corporation of the merger. In the merger we will become obligated to issue approximately 8,000,000 shares of our common stock to the eight shareholders of NPRI on a prorata one-for-one basis.

         Each Pinoak stockholder who bought shares in the public offering and who accepts this reconfirmation offer will, after the merger, hold the same number of shares held before the merger. Assuming 100% of the investors in the offering reconfirm their investment, then after the merger it is expected that pre-merger Pinoak stockholders will own approximately 35.5% of the outstanding shares of the new merged company.

         Our name will be changed to "Nutri Pharmaceuticals Research, Inc." in the merger.

         Exchange Ratios
         ---------------

         We will issue one share of Pinoak stock for each share of NPRI common stock on a prorata basis to the eight shareholders of NPRI;

         We will not issue any fractional shares of Pinoak common stock in connection with the merger. Instead, the number of shares of Pinoak shall be rounded up to the nearest whole number. There are no options or warrants associated with this merger.



         EXCHANGE OF NPRI STOCK CERTIFICATES FOR PINOAK STOCK CERTIFICATES

         When the merger is completed, the exchange agent will mail to the former NPRI stockholders a letter of transmittal and instructions for use in surrendering NPRI stock certificates in exchange for Pinoak stock certificates. When the former NPRI stockholders deliver NPRI stock certificates to the exchange agent along with an executed letter of transmittal and any other required documents, the NPRI stock certificates will be canceled and the stockholders will receive Pinoak stock certificates representing the number of full shares of Pinoak stock to which they are entitled under the merger agreement.

         NPRI stockholders should not surrender their NPRI stock certificates for exchange until they receive the letter of transmittal from the exchange agent. NPRI stockholders are urged to notify Kim Baker, NPRI corporate secretary, immediately if their NPRI stock certificates are lost, stolen, destroyed or not properly registered, in order to begin the process of obtaining replacement NPRI stock certificates. Ms. Baker can be reached at 702-871-6300.

         NPRI stockholders will not be entitled to receive any dividends or other distributions on Pinoak stock until the merger is completed and they have surrendered their NPRI stock certificates in exchange for Pinoak stock certificates. We do not anticipate paying any dividends with respect to our stock.

         We will issue a Pinoak stock certificate only in a name in which a surrendered NPRI stock certificate is registered. If you, as an NPRI stockholder, wish to have certificates issued in another name, you must present the exchange agent with all documents required to make the unrecorded transfer of ownership of your NPRI shares and show that you paid any applicable stock transfer taxes.

         RESTRICTIONS ON SALES OF SHARES HELD BY NPRI STOCKHOLDERS AND AFFILIATES OF PINOAK

         Shares of Pinoak common stock to be issued to NRPI shareholders in the merger will be issued in a transaction exempt from registration pursuant to Rule 506 under the Securities Act, and therefore will be "restricted securities" as defined in Rule 144 under the Securities Act. Also, shares may be issued to persons who are "affiliates" of Pinoak or NPRI as defined in Rule
144. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of Pinoak or NPRI, and include our respective officers and directors, as well as our respective principal stockholders. Affiliates and former NPRI stockholders holding restricted securities may not sell their shares of Pinoak stock except pursuant to:

     o an effective registration statement under the Securities Act covering the resale of those shares; or
     o   an applicable exemption under the Securities Act.

         Holders of Pinoak shares may seek to sell their shares under the exemption from registration provided by Rule 144. In general, under Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, will be entitled to sell in any three-month period a number of shares that does not exceed the greater of:

     o one percent of the then-outstanding shares of common stock (approximately 123,993 shares immediately after this offering), or
     o the average weekly trading volume during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales under Rule 144 must also comply with manner of sale provisions and notice requirements and are subject to the availability of public information about Pinoak.

                  Additionally, under Rule 144(k), a person who is not considered to have been one of our "affiliates" at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an "affiliate," is entitled to sell these shares without complying with the manner of sale, notice filing, volume limitation or public information provisions of Rule 144.

         FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO NPRI STOCKHOLDERS

         The following is a summary of the material United States federal income tax consequences generally applicable to stockholders of NPRI. If an NPRI stockholder is a United States person as defined for United States federal income tax purposes then he or she holds shares of NPRI stock as a capital asset.

         For United States federal income tax purposes, you are a United States person if you are any of the following:

     o a United States citizen or resident alien as determined under the Internal Revenue Code, or the tax code;
     o a corporation or partnership, as defined by the tax code, that is organized under the laws of the United States or any state;
     o an estate, the income of which is subject to United States federal income taxation regardless of its source; or
     o a trust, if a court within the United States is able to exercise primary supervision over the trust's administration and at least one United States person is authorized to control all of the trust's major decisions.

         This summary is based on the tax code, existing and proposed treasury regulations and judicial and administrative determinations, as each is in effect as of the date of this prospectus/proxy statement. All of the foregoing are subject to change at any time, possibly with retroactive effect, and all are subject to differing interpretation. No advance ruling has been sought or obtained from the IRS, and no opinion of counsel has been sought or obtained, regarding the United States federal income tax consequences of the merger. The statements in this document are not binding on the IRS or a court. As a result, neither NPRI nor Pinoak can assure any NPRI stockholder that the tax considerations described here will not be challenged by the IRS or that any challenge will not be sustained by a court.

         This summary does not address aspects of United States taxation other than United States federal income taxation. It does not address all aspects of United States federal income taxation that may apply to you if you are subject to special rules under the tax code, including, among others, rules that apply to persons who acquired shares of NPRI common stock as a result of the exercise of employee stock options, tax-exempt organizations, financial institutions, broker-dealers, insurance companies, persons having a "functional currency" other than the United States dollar, persons who hold their shares of NPRI common stock as part of a straddle, wash sale, hedging or conversion transaction, and some United States expatriates. In addition, this summary does not address the state, local or foreign tax consequences of the merger.

         Pinoak and NPRI intend that the merger will constitute a reorganization within the meaning of Section 368(a) of the tax code and that each of Pinoak and NPRI will be a party to the reorganization within the meaning of Section 368(a) of the tax code.

         Assuming the merger is treated as a reorganization, NPRI stockholders will recognize no gain or loss upon their receipt of shares of Pinoak stock in partial exchange for shares of NPRI stock; they will recognize gain (but not loss) equal to the total amount of cash in lieu of a fractional share interest in Pinoak common stock at the effective time of the merger, which will be long-term or short-term capital gain or loss depending on the holding period for their NPRI stock.

         STOCKHOLDERS OF NPRI ARE URGED TO CONSULT AND RELY ON ADVICE FROM TAX ADVISORS WITH RESPECT TO THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER BASED ON EACH STOCKHOLDER'S PARTICULAR CIRCUMSTANCES.

         CONDITIONS TO THE MERGER

         Conditions to NPRI's Obligations
         ------------------------------------

         NPRI is not obligated to complete the merger unless various conditions are satisfied or waived, including:

     o   our stockholders have approved the merger;
     o our board of directors and officers have resigned, effective upon the consummation of the merger;
     o that since June 30, 2003, Pinoak has not entered into any material transactions other than those in the ordinary course of business except with the prior written consent of NPRI;
     o that since June 30, 2002, Pinaok has not had a material adverse change in our financial condition;
     o that the representations and warranties made by Pinoak in the merger agreement are true and correct;
     o   that we have complied with state securities laws;
     o that we have complied with Rule 419, including the circulation of the reconfirmation offer to our investors;
     o that the SEC has declared the registration statement of which this proxy statement/prospectus forms a part effective; and

         Conditions to Our Obligations
         -----------------------------

         We are not obligated to complete the merger unless various conditions are satisfied or waived, including:

     o   the merger has been approved by the stockholders of NPRI;
     o that NPRI has delivered audited financial statements from its inception through June 30, 2003;
     o that since June 30, 2003, NPRI has not had a material adverse change in its financial condition;
     o that the representations and warranties made by NPRI in the merger agreement are true and correct;

         TERMINATION

         Either Pinoak or NPRI can terminate the merger agreement if the merger has not occurred on or before October 25, 2003. If either party terminates the agreement for this reason, then neither party shall have any further right or obligation as against any other, except that NPRI will be obligated to pay the termination fee.

         CONDUCT OF BUSINESS OF THE PARTIES

         In the merger agreement, NPRI and Pinoak each agreed to conduct their business in the ordinary course before the completion of the merger and not to take various actions that could affect their business without the prior consent of the other. Until the termination of the merger agreement or completion of the merger, the parties will not, except as previously disclosed to each other:

     o declare or pay any dividends or make other distributions on its capital stock;
     o   amend its certificate of incorporation or bylaws;
     o materially revalue any of its assets or, except as required by generally accepted accounting principles, make any change in accounting methods; or
     o take any action that would be reasonably likely to interfere with the treatment of the merger as a reorganization under the Internal Revenue Code.

         The merger agreement contains various representations and warranties of NPRI, including, among others, representations and warranties as to:

     o NPRI's valid existence and good standing and its corporate power and authority to carry on its business;
     o   NPRI's capitalization;
     o NPRI's power and authority to enter into and perform its obligations under the merger agreement;
     o the accuracy of NPRI's financial statements, and the absence of any material liabilities and material claims not disclosed therein;
     o   NPRI's title to its property and the good condition of its leases;
     o the absence of any pending or threatened litigation against NPRI, its properties and its business; and
     o   NPRI's compliance with all applicable laws, rules and regulations.

         The merger agreement contains various joint and several representations and warranties of Pinoak, including, among others, the following:

     o our valid existence and good standing and our corporate power and authority to carry on our business;
     o   our capitalization;
     o our power and authority to enter into and perform our obligations under the merger agreement and related agreements;
     o the accuracy of our financial statements, SEC Reports, Form 10-KSB and Form 10-QSB and the lack of any material liabilities and material claims not disclosed therein;
     o   the absence of any pending or threatened litigation against us; and
     o   our compliance with all applicable laws, rules and regulations.

         AMENDMENT OF THE MERGER AGREEMENT

         Pinoak and NPRI may amend the merger agreement by signing a written agreement to do so, provided that they comply with applicable state law with respect to amending the agreement. Pinoak and NPRI may each extend the other's time to perform any obligation under the merger agreement, waive inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions in the merger agreement. If any substantive amendment to the merger agreement is entered into after the date of this prospectus, we will file with the SEC a prospectus supplement or an amendment to the registration statement of which this proxy statement/prospectus forms a part and will circulate an amended prospectus or a prospectus supplement to the Pinoak and NPRI stockholders.


RECONFIRMATION LETTER


         If you decide to accept the reconfirmation offer, then in addition to signing and returning your proxy to vote for the merger you should sign a reconfirmation letter and return it to Pinoak, Inc., 10801 E. Grove, Mesa, AZ 85208, Attention: Rick Jesky. We will forward each reconfirmation letter to our escrow agent. Pinoak stockholders that bought shares in this offering will have a minimum of 20 business days from the date of this prospectus to reconfirm their investment. Any investor who fails to return his or her form so that it is received by us on or before [date], 2003, the date of the Pinoak special meeting of stockholders, will be deemed to have rejected the reconfirmation offer and will automatically be sent a check promptly representing his or her pro rata share of the funds that are being held by the escrow agent in the escrow account for the benefit of the investors.


                    NPRI SOLICITATION OF WRITTEN CONSENTS

PURPOSE OF CONSENT SOLICITATION

         NPRI is soliciting written consents from its stockholders to approve the merger with Pinoak and the merger agreement. See "Proposal No. 1-- The Merger."

         In accordance with NPRI's by-laws and Nevada law, the merger may be approved and adopted without a meeting of NPRI's stockholders if NPRI obtains the written consent of at least a majority of the shares of NPRI voting capital stock. If the holders of a majority of the shares of the NPRI voting capital stock consent to the merger and approve the merger agreement, then no further action will be required by NPRI stockholders to approve the merger and the merger agreement.

NPRI'S REASONS FOR THE MERGER AND RECOMMENDATION

         NPRI's board has determined that the terms of the merger agreement and the merger are advisable for NPRI and its stockholders. In reaching its unanimous decision to approve the merger agreement, NPRI 's board consulted NPRI 's management and identified and considered several factors which, when taken as a whole, supported its decision. The NPRI board considered the following material factors:

     o the ability of the surviving company to raise capital as a public vehicle with increased liquidity;
     o the fact that NPRI stockholders would retain approximately 64.5% of the surviving company; and
     o the risks and potential rewards associated with continuing to operate as a privately held company as an alternative to the merger, including, among others, risks associated with raising additional capital.

         The NPRI board also considered the potential for stockholders to achieve liquidity in their investment in NPRI and the effect that the merger could have on that objective.

         In reaching its decision to approve the merger and recommend approval to NPRI's stockholders, NPRI's board of directors also considered a number of potentially negative factors concerning the merger. These factors included the following:

     o   the cost and time to complete the merger;
     o that immediately after the merger there will be no public market for our common stock.

         In addition, NPRI's board of directors considered the interests that its officers and directors may have with respect to the merger in addition to their interests as NPRI stockholders. See "Interests of NPRI's
Management and Certain Stockholders in the Merger," below, for a more complete discussion of these interests.

         NPRI's board of directors evaluated these factors in light of their knowledge of NPRI's business, NPRI's customers, the market for converting oil food products to powdered food products and their business judgment. The foregoing discussion of the information and factors considered by NPRI's board of directors is not intended to be exhaustive but is believed to include all of the material factors considered by NPRI's board.

         THE NPRI BOARD OF DIRECTORS HAS APPROVED THE MERGER AND THE MERGER AGREEMENT, BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE ADVISABLE FOR NPRI AND ITS STOCKHOLDERS, AND RECOMMENDS THAT THE NPRI STOCKHOLDERS
VOTE FOR THE MERGER BY EXECUTING AND RETURNING NPRI WRITTEN CONSENTS.

INTERESTS OF NPRI'S MANAGEMENT AND CERTAIN STOCKHOLDERS IN THE MERGER

         In considering the recommendation of the NPRI board of directors with respect to the proposed merger, NPRI stockholders should note that some of NPRI 's stockholders, directors and officers have interests in the merger that are different from, or in addition to, the interests of NPRI stockholders generally. Our board of director and the NPRI board of directors were aware of these interests and took these interests into account in approving the proposed merger and the transactions contemplated by the merger documents.

         STOCK HELD BY NPRI DIRECTORS, OFFICERS AND OTHERS. As of June 30, 2003, assuming completion of the merger, and assuming that 100% of the investors in this offering reconfirm their investment, the two directors and three executive officers of NPRI beneficially owned or held voting control of 5,533,588 shares or 44.6% of Pinoak's outstanding stock. See "Security Ownership of Certain Beneficial Owners and Management."

         ELECTION OF DIRECTORS AND APPOINTMENT OF OFFICERS. The merger agreement provides that as of the effective time of the merger Pinoak's sole officer and director will resign, and the officers and directors of NPRI will replace him. NPRI's officers and directors may be compensated as our employees or consultants, and they will be entitled to salary, employee or other benefits, and they may receive grants of our stock options.

         INDEMNIFICATION; INSURANCE. The directors and officers of NPRI are entitled to indemnification by NPRI prior to the merger as provided in its certificate of incorporation and bylaws. The directors and officers of NPRI who continue as our directors or officers after the merger will be entitled to indemnification by us as provided in our certificate of incorporation and bylaws. We are also likely to obtain a directors' and officers' liability insurance policy covering these individuals.

RECORD DATE

         The date of this proxy statement/prospectus will be the record date for determining NPRI stockholders of record entitled to give or withhold consent to the merger. Only holders of shares of NPRI voting stock at the close of business on the record date will be entitled to elect whether to give written consent. As of June 30, 2003, there were eight (8) holders of record of NPRI shares. There were 8,000,000 shares of NPRI common stock issued and outstanding, each share of which is entitled to one vote on the merger.

         A written consent may be revoked by delivery of written notice to the secretary of NPRI at any time prior to the time the requisite number of duly executed NPRI written consents to approve the merger have been returned, and not revoked.

EXPENSES OF CONSENT SOLICITATION

         NPRI written consents are being solicited by and on behalf of the NPRI board of directors. NPRI will bear all expenses in connection with such solicitation. In addition to solicitation by use of the mail, NPRI written consents may be solicited by directors, officers and employees of NPRI in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated for, but may be reimbursed for, out-of-pocket expenses incurred in connection with any solicitations.


REQUIRED CONSENTS

         Approval of the merger and merger agreement requires the approval of the holders of a majority of the outstanding shares of NPRI voting stock. As of June 30, 2003, neither Pinoak nor its sole executive officer or director beneficially owned any outstanding shares of NPRI stock.

         NPRI stockholders who receive a copy of this proxy statement/ prospectus should read and carefully consider the information presented in this document, and complete, date, sign and promptly return the enclosed NPRI written consent in the enclosed postage-paid envelope.


              APPRAISAL RIGHTS FOR DISSENTING NPRI STOCKHOLDERS

NPRI Shareholders

         Holders of NPRI common stock are entitled to exercise dissenters' rights under Chapter 92A, Sections 92A.380 and 92A.410 through 92A.500 of the Nevada Revised Statutes. A stockholder of NPRI will be entitled to relief as a dissenting stockholder if and only if he or she complies strictly with all of the procedural and other requirements of Sections 92A.380 and 92A.410 through 92A.500 of the Nevada Revised Statutes. A copy of Sections 92A.380 and 92A.410 through 92A.500 is attached as Appendix C. The following is not intended to be a complete statement of the method of compliance with Sections 92A.380 and 92A.410 through 92A.500 and is qualified in its and by reference to the copy of Sections 92A.380 and 92A.410 through 92A.500 attached as Appendix C.


Right to Dissent

         Stockholders of a Nevada corporation have the right to dissent from certain corporate actions in certain circumstances. According to Nevada Revised Statutes Sec. 92A.380(1)(a)(1), these circumstances include consummation of a merger requiring approval of the corporation's stockholders. Stockholders who are entitled to dissent are also entitled to demand payment in the amount of the fair value of their shares.

Requirements

         According to Nevada Revised Statutes Section 92A.420(1), stockholders of NPRI who wish to assert dissenters' rights:

     o must deliver written notice to NPRI, BEFORE the vote is taken at the special meeting, of their intent to demand payment for their NPRI common stock if the merger is completed; and

     o must not vote their shares in favor of approval of the merger agreement.

         Stockholders failing to satisfy these requirements will not be entitled to dissenters' rights under Chapter 92A of the Nevada Revised Statutes.

         Thereafter, the "Subject Corporation", as defined below, is required to send a written dissenters' notice to all NPRI stockholders who satisfied these two requirements; written notice of intent to demand payment, and not voting in favor of the merger. The written dissenters' notice is required to be sent within 10 days after completion of the merger. According to Nevada law, NPRI is deemed to be the "Subject Corporation" before the merger occurs, and will be the "Subject Corporation" after the merger occurs. The dissenters' notice must include:

     o a statement of where dissenting stockholders should send their demand for payment and where and when certificates for NPRI common stock are to be deposited;

     o a form for demanding payment including the date the merger was announced and a certification from the stockholders asserting dissenters' rights that they acquired beneficial ownership of the shares before the date when the terms of the merger were announced to the news media or the stockholders;

     o a date by which the Subject Corporation must receive the demand for payment, which may not be fewer than 30 or more than 60 days after the date the dissenters' notice is delivered; and

     o   a copy of sec. 92A.300 through sec. 92A.500 of the Nevada Revised
         Statutes.

         NPRI stockholders wishing to exercise dissenters' rights must thereafter

     o   demand payment;

     o certify whether they acquired beneficial ownership of NPRI common stock before December 21, 2001, the date the post-effective Amendment discussing the merger was filed; and

     o Deposit their certificates in accordance with the terms of the dissenters' notice.

        Nevada law further provides that NPRI stockholders who fail to demand payment or deposit their certificates where required by the dates set forth in the dissenters' notice will not be entitled to demand payment or receive the fair market value for their shares of NPRI common stock as provided under Nevada law. Instead, such stockholders will receive the same merger consideration as the stockholders of NPRI who do not exercise dissenters' rights.


Payment for Dissenting Shares

         NPRI will be required under Nevada law to pay each dissenter who made a valid demand the amount it estimates to be the fair value of the dissenter's shares of NPRI common stock, plus accrued interest. NPRI must make such payment within 30 days after NPRI receives the dissenter's demand for payment. The payment must be accompanied by:

     o a copy of NPRI's financial statements as of December 31, 2000, as well as NPRI's most current interim financial statements;

     o a statement of NPRI's estimate of the fair value of the dissenter's shares of NPRI common stock;

     o   an explanation of how interest was calculated;

     o a statement of the dissenter's rights to demand payment under Nevada law of the dissenter's estimate of the value of the NPRI common stock; and

     o   a copy of Sections 92A.300 through 92A.500 of the Nevada Revised
         Statutes.

         NPRI may withhold payment from dissenters who became the beneficial owners of the shares of NPRI common stock on or after December 21, 2000. If payment is withheld in this fashion by NPRI, it must estimate the fair value of the dissenter's shares of NPRI common stock, plus accrued interest, and offer to pay this amount to each dissenter in full satisfaction of his demand. NPRI is required to send this offer to all such dissenters with a statement of NPRI's estimate of the fair value of the shares of NPRI common stock, an explanation of how interest was calculated and a statement of the dissenters' rights to demand payment under Nevada law.

         Nevada law provides that a dissenter who believes that the amount paid or offered is less than the full value of his or her shares of NPRI common stock, or that the interest due is incorrectly calculated, may, within 30 days after NPRI made or offered payment for the shares, either (1) notify NPRI in writing of his or her own estimate of the fair value of the shares of common stock and the amount of interest due and demand payment of the difference in this estimate and any payments made, or (2) reject the offer for payment made by NPRI and demand payment of the fair value of his or her shares and interest due.

         If a demand for payment remains unsettled, NPRI must commence a court proceeding within 60 days after receiving a demand, petitioning the court to determine the fair value of the shares of NPRI common stock and accrued interest. All dissenters whose demands remain unsettled would be made a party to the proceeding, which would be conducted in the district court of Clark County, Nevada. If NPRI fails to commence such a proceeding, it would be required by Nevada law to pay the amount demanded to each dissenter whose demand remains unsettled. Dissenters would be entitled to a judgment:

    o for the amount determined by the district court to represent the fair value of their shares, plus accrued interest, less any amount paid under Section 92A.460 of the Nevada Revised Statutes; or

    o for the amount determined by the district court to represent the fair value of those shares on which NPRI elected to withhold payment under
         Section 92A.470 of the Nevada Revised Statutes, plus accrued interest.

         The district court will assess the costs of the proceedings against NPRI; however, some or all of the costs could be assessed against all of the dissenters to the extent that the court finds that all or some dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The district court may also assess against NPRI or the dissenters the fees and expenses of counsel and experts for the respective parties, in the amount the court finds equitable.

THE REQUIRED APPRAISAL RIGHTS' PROCEDURES MUST BE FOLLOWED EXACTLY OR THE APPRAISAL RIGHTS MAY BE LOST. AN NPRI STOCKHOLDER WHO FAILS TO COMPLY STRICTLY WITH THESE PROCEDURES WILL LOSE HIS OR HER APPRAISAL RIGHTS. CONSEQUENTLY, WE STRONGLY URGE ANY NPRI STOCKHOLDER WHO WISHES TO EXERCISE HIS OR HER APPRAISAL RIGHTS TO CONSULT A LEGAL ADVISOR BEFORE ATTEMPTING TO EXERCISE APPRAISAL RIGHTS.


         PROPOSAL NO. 2 - AMENDMENT TO CERTIFICATE OF INCORPORATION

         Our board of directors has unanimously approved an amendment to our certificate of incorporation and has directed that it be submitted to a vote of the stockholders at the special meeting. To be adopted, the proposed amendment requires the affirmative vote of holders of a majority of all outstanding shares of our common stock entitled to vote thereon at the special meeting. Our management believes it to be in the best interests of Pinoak to amend the certificate of incorporation to give effect to the proposed amendment. The proposed amendment to the certificate of incorporation would authorize the change of our corporate name to "Nutri Pharmaceuticals
Research, Inc."

        A copy of the text of the proposed amended is attached as Appendix D.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

                                 CAPITALIZATION

         Our capitalization on June 30, 2003, and as adjusted to give effect to the issuance of shares to NPRI's stockholders after the proposed acquisition is completed, is as follows:


                                           Nutri
                                       Pharmaceuticals
                        Pinoak, Inc.   Research, Inc.               Pro Forma
                       (Nevada Corp.)  (Nevada Corp.)  Adjustments   balance
                       --------------  --------------  -----------  ---------
Liabilities and Stockholders' Equity

Current liabilities:
Subscriptions payable $       59,233  $            -  $            $  59,233
                       --------------  --------------  -----------  ---------
  Total current
   liabilities                59,233               -            -     59,233
                       --------------  --------------  -----------  ---------

Stockholders' equity:
 Preferred stock, $0.001
  par value, 5,000,000
  shares authorized,
  no shares issued and
  outstanding                       -               -                       -
 Common stock, $0.001
  par value, 20,000,000
  shares authorized,
  2,000,000 shares issued
  and outstanding               2,000           8,000        2,399     12,399
 Additional paid-in
  capital                       2,820          60,884       (3,351)    60,353
 Deferred compensation              -          (6,023)                 (6,023)
 Retained earnings
  (deficit)                    (3,351)           (861)      (3,351)    (3,260)
                       --------------  --------------  -----------  ---------
                                1,469          62,000            -     63,469
                       --------------  --------------  -----------  ---------

                       $       60,702  $       62,000  $         -  $ 122,702
                       ==============  ==============  ===========  =========

                                    DILUTION

         The difference between the price you paid for a share of common stock and our net tangible book value per share after this offering is completed constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing the net tangible book value, which is total tangible assets less total liabilities and preferred stock at liquidation value, by the number of shares of common stock outstanding.

         Our net tangible book value as of June 30, 2003, on an unaudited pro forma combined basis, taking into account the acquisition of NPRI and issuance of shares of common stock to NPRI's present stockholders, was $63,469 or approximately $0.005 per share, based on 12,399,334 outstanding shares of common stock. The result will be an immediate dilution of $(0.02) per share to the public investors on a post-merger basis. The following tables illustrate this dilution:

         Public offering price per share                            $ 0.025
         Pro forma net tangible book value per share
         assuming the merger                                        $ 0.005

         The table is based upon the potential acquisition of NPRI, the issuance of 8,000,000 shares of common stock to present NPRI stockholders, and the assumption that 100% of the investors reconfirm their investment.

                                PLAN OF OFFERING

         We offered the shares covered by the registration statement through our executive officer, Mr. Rick Jesky, will sold all shares in this Offering to his friends and acquaintances, and as such this is considered a limited offering He received no compensation or commissions with respect to this offering.

         No other fees are being paid to any underwriter in connection with this offering. We do not intend to use any electronic distribution methods in connection with this offering. There are no plans, proposals, arrangements or understandings with respect to the sale of additional securities to affiliates, current shareholders or others before the completion of the proposed merger.

                                 USE OF PROCEEDS

         The gross proceeds of this offering were $59,983. Rule 419 permits 10% of the funds, or $5,998, to be released from escrow to us prior to the reconfirmation of the offering. However, we did not request release of these funds. All of the proceeds received in this offering have been placed into the escrow account pending closing of the pending business combination with NPRI. Southwest Escrow, Las Vegas, Nevada is acting as the escrow agent.

         We will receive the escrowed funds from the escrow agent in the event a business combination with NPRI is closed according to Rule 419. After paying offering expenses, which include legal and accounting, transfer agent fees, general operating fees, we intend to use remaining net proceeds for working capital, including supplies and inventory. The amounts and timing of our expenditures will vary depending on a number of factors, including the amount of cash generated by our operations, competitive and technological developments, and the rate of growth, if any, of our business. Pending the foregoing uses, we intend to invest the net proceeds in U.S. government securities and other short-term, investment-grade, interest-bearing instruments, repurchase agreements or high-grade corporate notes.

                                 DIVIDEND POLICY

         We have never declared or paid any cash dividends on shares of our capital stock. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.


             MANAGEMENT'S DISCUSSION AND ANALYSIS/PLAN OF OPERATION

PINOAK'S PLAN OF OPERATION

         As of June 30, 2003, we were in the development stage and in the process of raising capital. All activity to date has been related to our formation and proposed financing. Our ability to commence operations is contingent upon obtaining adequate financial resources through the public offering. As of June 30, 2003, we had not incurred any material costs or expenses other than those associated with our formation. We closed our public offering in July, 2002.

         We will use the net proceeds of the public offering principally in connection with effecting a business combination, and structuring and consummating a business combination (including possible payment of finder's fees or other compensation to persons or entities which provide assistance or services). We do not have discretionary access to any monies in the escrow account. We cannot use the escrowed amounts to pay the costs of evaluating potential business combinations. To the extent that common stock is used as consideration to effect a business combination, the balance of the net proceeds of the public offering not then expended will be used to finance the operations of a target business. No cash compensation will be paid to any officer or director in their capacities as such until after the consummation of the first business combination. Since we do not expect our present management to remain involved after the merger is completed, we have no ability to determine what remuneration, if any, will be paid to managers after the merger.

         On July 3, 2003, we executed an agreement with NPRI, Inc., a Nevada corporation, to acquire NPRI by merging NPRI into Pinoak where NPRI will be the surviving company. In the merger we will become obligated to issue approximately 8,000,000 shares of our common stock to NPRI shareholders on a one-for-one prorata basis.

         Assuming 100% of the investors in the offering reconfirm their investment, and assuming conversion of all shares of preferred stock into common stock, then after the merger it is expected that pre-merger Pinoak stockholders will own approximately 35.5% of the outstanding shares of the new merged company. There is currently no market for our common stock.

         We believe, after examining NPRI's business plan, interviewing its management, and examining its products and services, that NPRI can successfully compete with other companies in the pharmaceutical distribution industry.

         In the event that we do not effect a business combination by October 24, 2003, we will promptly distribute to the then holders of common stock acquired as part of the shares sold in the public offering the amount held in the escrow account, without interest.


NPRI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The selected financial data set forth below has been derived from NPRI's financial statements. The information set forth below should be read in connection with the financial statements and notes thereto, as well as other information contained in this proxy statement/prospectus which could have a material adverse effect on NPRI's financial condition and results of operations. In particular, refer to the matters described under the heading "Risk Factors" contained elsewhere in this prospectus.

STATEMENT OF OPERATIONS DATA:


Statement of Operations

                                                              April 4, 2003
                                                              (Inception) to
                                                                 June 30,
                                                                   2003
                                                              --------------
Revenue                                                       $            -

Expenses:
  General and administrative expenses                                      -
  Consulting fees                                                        861
                                                              --------------
    Total expenses                                                       861
                                                              --------------

Net (loss)                                                    $         (861)
                                                              ==============
 Weighted average number of common shares outstanding -   basic and fully diluted                                          7,033,722
                                                              ==============

Net (loss) per share - basic and fully diluted                $        (0.00)
                                                              ==============

BALANCE SHEET DATA:


Balance Sheet
                                                                 June 30,
                                                                  2003
                                                              ------------
Assets

Current assets:
  Cash                                                        $          -
                                                              ------------
   Total current assets                                                  -
                                                              ------------

Fixed assets, net                                                   62,000
                                                              ------------

                                                              $     62,000
                                                              ============
 Liabilities and Stockholders' Equity

Current liabilities:                                          $          -
                                                              ------------

Stockholders' equity:
  Preferred stock, $0.001 par value, 5,000,000 shares
    authorized, no shares issued and outstanding                         -
  Common stock, $0.001 par value, 20,000,000 shares
    authorized, 8,000,000 shares issued and outstanding              8,000
  Additional paid-in capital                                        60,884
  Deferred compensation                                             (6,023)
  (Deficit) accumulated during development stage                      (861)
                                                              ------------
                                                                    62,000
                                                              ------------

                                                              $     62,000
                                                              ============

         OVERVIEW

         NPRI was incorporated, in Nevada on April 4, 2003. NPRI has developed a proprietary process that allows NPRI to transform most edible oils into a free-flowing powder form. This proprietary process delivers powdered oils with all enzymes and active ingredients intact.

         During its first three months, NPRI focused its efforts on hiring key personnel, establishing relationships with customers and vendors, and developing its technological and operational infrastructure. Its initial operations were funded through loans from officers and directors. NPRI also

         On July 3, 2003, NPRI entered into an agreement to merge with Pinoak, Inc.

         CRITICAL ACCOUNTING POLICIES

         NPRI's significant accounting policies are more fully described in its consolidated financial statements. However, certain of its accounting policies are particularly important to the portrayal of its financial position and results of operations and require the application of significant judgment by NPRI's management; as a result, they are subject to an inherent degree of uncertainty. In applying these policies, NPRI's management makes estimates and judgments that affect the reported amount of assets, liabilities, revenues and expenses and related disclosures. Those estimates and judgments are based on management's historical experience, the terms of existing agreements, NPRI's observance of trends in the industry, information that it obtains from its customers and outside sources, and on various other assumptions that it believes to be reasonable and appropriate under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. NPRI's significant accounting policies include:

         Fixed Assets. Property and equipment are recorded at historical cost. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. Depreciation is calculated using the straight-line method over the estimated useful lives as follows:

         Revenue recognition and accounts receivable. The Company recognizes revenue and gains when earned and related costs of sales and expenses when incurred.

         Impairment of Long-Lived Assets. Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at June 30, 2003.

         RESULTS OF OPERATIONS

         EVENTS AFFECTING NPRI'S REVENUES AND RESULTS OF OPERATIONS

         NPRI's revenues and results of operations have been significantly affected, and are likely to continue to be significantly affected, by a shortage of working capital. NPRI's business depends on its having a sufficient amount of enough different products to attract customers and generate sales, and it needs working capital to buy inventory. NPRI had a working capital deficiency of $(861) as of June 30, 2003. NPRI may be unable to obtain credit on favorable terms from its vendors or from its commercial lender, and its auditors have expressed doubt about NPRI's ability to continue as a going concern. See Note 3 to the financial statements of NPRI.

If this trend continues, then NPRI management views it as reasonably expected that NPRI's revenues for 2003 will be materially and negatively impacted and its prospects of generating income from its operations will be significantly impaired. NPRI's management plans to address this issue by raising working capital through one or more private offerings of NPRI's securities.

If NPRI is able to generate sufficient working capital by selling its securities, then NPRI management hopes to conduct operations on a profitable basis, both to generate additional working capital for operations and to improve NPRI's creditworthiness. However, NPRI can give no assurance that it will be able to raise the necessary capital to sustain its operations or ever operate profitably. See "-- Liquidity and Capital Resources" and "Risk Factors," as well as Note 3 to the financial statements of NPRI included in this proxy statement/prospectus.

         INCEPTION (APRIL 4, 2003) THROUGH JUNE 30, 2003

         NPRI's has yet to generate any revenues since its April 4, 2003 inception.

         Expenses. Since its inception, the Company has had no General and administrative expenses, and paid outside Consulting fees of 861. This has been the only expense the Company has incurred since its inception.

         Fixed assets. During the period ended June 30, 2003, the Company acquired equipment and machinery from Nutri Pharmaceuticals, Inc., a Company controlled by Godfrey Yew, the president of the Company, valued at historical cost of $62,000. The Company recorded no depreciation expense during the period ended June 30, 2003.

         LIQUIDITY AND CAPITAL RESOURCES

         Since inception, NPRI has funded its working capital requirements primarily through the sale of common. At June 30, 2003, NPRI had 8,000,000 shares issued and outstanding; additional paid-in capital of 60,884; deferred compensation of $(6,023); and (deficit) accumulated during its development stage of $(861).

         The Company is currently authorized to issue 20,000,000 shares of its $0.001 par value common stock.

         On April 25, 2003, the Company issued 6,883,588 shares of its $0.001 par value common stock to several individuals in exchange for consulting services to be performed over a period of 2 years valued at $6,884. These individuals include: Godfrey Yew NPRI Chairman, Chief Executive Officer;
Kim Baker NPRI Secretary; and Don Rader, NPRI VP Technology.

          On June 5, 2003, the Company issued 1,116,412 shares of its $0.001 par value common stock to two individuals in exchange for fixed assets with a historical cost of $62,000.

          During the period ended June 30, 2003, the Company expensed $861 of deferred compensation, which represents funds advanced by Godfrey Yew, Chief Executive Officer.

         On July 3, 2003, NPRI entered into an agreement to merge with Pinoak, Inc. In the merger, NPRI's stockholders will receive shares of Pinoak common.

         SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

         Certain statements contained in NPRI's "Management's Discussion and Analysis," including information with respect to NPRI's future business plans, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "plans," "expects," and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause NPRI's results to differ materially from those indicated by such forward-looking statements. These factors include those set forth under the heading "Risk Factors" in this proxy statement/prospectus.

                                    BUSINESS

PINOAK, INC.
------------

         We were incorporated on December 31, 1998 under the laws of the State of Nevada to engage in any lawful corporate purpose. Other than issuing shares to our stockholders, we have not commenced any operational activities. We are a "blank check" company, and our sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The board has elected to implement our principal business purpose as described below.

         In July 2002, we completed an initial public offering of 2,399,334 shares of our common stock at a price of $0.025 per share using a registration statement that became effective with the Securities and Exchange Commission on April 25, 2002. On July 3, 2003, we entered into an agreement with
NPRI, to acquire NPRI by merging with NPRI, where NPRI becomes the surviving entity. In the merger we will become obligated to issue approximately 8,000,000 shares of our common stock on a prorata basis to the NPRI shareholders.

         Assuming 100% of the investors in the offering reconfirm their investment, and assuming conversion of all shares of preferred stock into common stock, then after the merger it is expected that pre-merger Pinoak stockholders will own approximately 35.5% of the outstanding shares of the new merged company. There is currently no market for our common stock.

NUTRI PHARMACEUTICALS RESEARCH, INC.
------------------------------------

         The following discussion of NPRI's business contains forward-looking estimates and statements which involve risks and uncertainties. NPRI's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in this proxy statement/prospectus under the heading "Risk Factors."

GENERAL

         Nutri Pharmaceuticals Research, Inc., a Company focused around a proprietary process to transform most edible oils into a free-flowing powder form was incorporated in the State of Nevada on April 4, 2003.

         The Company is a focused around a proprietary process that allows NPRI to transform most edible oils into a free-flowing powder form that is more efficacious than any apparently similar powder products currently available. NPRI delivers powdered oils with all enzymes and active ingredients intact. We also have the ability to custom design the "load"* (*percentage of active ingredient in the delivered powder) in a range from 5% to 80% per customer specifications. The competition typically delivers a maximum of 30%. Competitive processes tumble dry, micro-encapsulation, freeze-drying or spray drying denigrate the enzyme and active ingredient properties of edible oils.

The Company's unique technology provides clients with ingredients that have more flexibility and a wider range of options in how they are ultimately utilized in consumer products. The Company's processes foster product improvement and development on the part of NPRI clients by engendering product features previously unavailable.

         Nutri Pharmaceuticals Research is developing plans for greatly expanded production facilities that can ultimately be replicated in diverse locations for global distribution and service. Eventual NPRI production facilities on other continents will greatly enhance our market service capabilities and cut shipping time and cost while ensuring the greatest degree of technology security.


BUSINESS OF THE COMPANY

         Over the last century consumer products including, but not limited to, food for human consumption, animal feeds, "nutraceuticals", cosmetics, and organic household preparations have become increasingly more complex. This has evolved out of competitive ongoing efforts for market share based on new and improved products. Manufacturers are combining and packaging products that deliver more product features designed to enhance flavors, nutrition, form of delivery, and the effective functional aspects of use. The inclusion of "edible oils" such as safflower, canola, fish, soybean, and others, provides many of these new and improved product features.

         In any instance where it is desirable for the edible oils to be included in a dry formulation or product, the oil must be previously converted
into a powdered form.   Traditional methods of accomplishing this include
tumble dry, micro-encapsulation, and spray drying. These methods all utilize heat, which destroys important enzyme elements of the oils as well as
denigrating the oil's cellular integrity.   Some producers use freeze-drying,
which also damages enzyme and cellular integrity.

         Manufacturers competing in a consumer driven market was historically an American phenomena. Over the last half century this has become a global
mode of business.   There is no country or market that is not driven by demands for new, improved, or more cost-effective products.


NUTRI PHARMACETUICALS RESEARCH PROCESS

         Nutri Pharmaceuticals Research has an exclusive proprietary process for accomplishing the conversion of oil-to-powder ("O2P") without the use of
heat.   The resulting O2P powders have a variety of benefits.

PRODUCTS AND SERVICES

NPRI plans offer products and services which transform oil products into Powder without heating the product. A sampling of oils that NPRI plans to transform to powder includes:

Almond Oil               Apricot Oil              Basil Oil
Borage Seed Oil          Canola Oil               Castor Oil
CLA Oil                  Cod Liver Oil            Corn Oil
EPO                      Fish Oil                 Flax Seed Oil
Grape Seed Oil           Lecithin Oil             MCT Oil
Olive Oil                Oregano Oil              Palm Oil
Pumpkin Seed Oil         Rice Bran Oil            Safflower Oil
Salmon Oil               Shark Liver Oil          Soy Bean Oil
Squalene Oil             Sunflower Oil            Tuna Oil
Vitamin E Oil            Wheat Germ Oil


MANUFACTURER BENEFITS

         NPRI customers can add benefits to their products without compromising taste, aroma or formulation. Create "functional foods", provide added fortification to nutraceuticals, turn cosmetics into skin care, or add nutrition to a body care line.

         Add versatility with O2P Powders by having a third delivery mechanism for oils - capsules. All powders are available in a direct compressible form, meaning additional savings when used as a health food supplement.

         Economic enhancement since using O2P Powders instead of fluid oil reduces transport and storage costs. This can include the savings of not having to use refrigerated trucks or on-site cold rooms. By converting to powder, excess moisture is removed thus inhibiting microbial growth and increasing shelf life. Longer shelf life translates into longer sales life.

         Higher potency can be delivered. Any oil or paste can be used in the O2P Process, with any desired potency, ranging from 5% to 80% of the original percentage of active ingredient(s) in products. There is absolutely no change in molecular structure of the oil or the presence of enzymes.

Other "Oil to Powder" benefits include:

     o create proprietary blends with distinct health or performance benefits
     o     powders offer flexibility in formulation and blending
     o     free-flowing powders vs. bulk oils
     o offer your customer a two-piece hard shell vs. a soft-gel
     o     powders can be encapsulated or blended easily
     o     the O2P Process entail zero oil wastage
     o O2P powder maintains a minimum of 2 years shelf life with up to three years when combined with the NPRI sustained Release process.

CUSTOMER BENEFITS

The NPRI potential customers will be offered a variety of benefits, from products utilizing O2P technology, including, but not limited to, improved product flavor, enhanced product effectiveness, and in some instances, lower unit cost.

SOURCES OF REVENUE

Nutri Pharmaceuticals Research's current source of revenue comes from the processing of customer-supplied oils. As funding and warehousing become available the Company plans to expand the number of oils it can transform to
powders.   Ultimately management plans to develop a limited line of in-stock powdered inventory, based on demand and turnover.


MARKET DRIVERS

         The following are top Market Drivers positively impacting the total Oil to Powder Market:

     o   Customer Competitiveness.
     o   Shelf-Life extensions
     o   Global and regional economics
     o Governmental demands and regulatory requirements for product quality and effectiveness
     o   "Watchdog" organizations lobbying for consumer protections
     o   Consumer demand for ease of use, efficacy
     o   Consumer demand for enhanced flavors

MARKETING STRATEGY

         Nutri Pharmaceuticals Research strategy can be described as "Narrowcasting" as opposed "broadcasting. Our customers are all manufacturers that attend international trade shows and trade fairs. Therefore the Company's primary marketing effort is the participation in such events as well as state and federally sponsored trade missions. Such shows not only perform a general education function along with O2P "brand name" recognition, but in addition to new customers also generate companies competing to be regional representatives for O2P powders.

         Management's objective is to develop industry leaders as our marketing
representatives through trade shows.   As the company develops its long term
funding, use of funds will include both advertising and marketing budget
allocations.   The advertising will be spent largely on O2P recognition
programs in trade publications. Our ultimate intention is to deal exclusively with such regional (or multinational) representatives thus delegating customer service functions and allowing the Company to concentrate on its production activities.

         The principals of the Company have established strong long-term client relationships with a variety of industry leaders. The Nutri Pharmaceuticals Research strategy includes leveraging existing client relationships and continuing to penetrate the multinational manufacturer sector by establishing strategic partnerships.

INITIAL EXPOSURE

         Trade Shows-NPRI is currently participating in trade shows in the food
ingredient, cosmetics, and nutraceutical market sectors.   We are attending
shows primarily in Asia and Europe because the American manufacturers of interest to us attend the international shows.

PUBLIC RELATIONS

         Management believes its Nutri Pharmaceuticals Research will capitalize on its positive public relations impact to attract more clients to the network. We intend on arranging for joint announcements when we obtain new multinational customers. In this way we can ride on their coattails and utilize their established PR networks.

COMPETITION

         The Company has performed in-house market research indicating that demand exists for the type of services contemplated by the Company. Available information indicates no competitors offer substantially similar quality of products and services. Based on this in-house research, the competition utilizes a heat process to transform oils to powder. This does not limit the fact that the competition may have greater resources and technology to determine the methodologies developed by NPRI, and duplicate those technologies more efficiently, at the cost of NPRI losing business to its competition.


         Almost all of NPRI's competitors and potential competitors have operated for a longer period of time than NPRI has, have greater financial resources, have established marketing relationships with leading food suppliers and have a secured presence in distribution channels. Some of these companies may also commence or expand their presence on the internet. This competition could pose a significant competitive challenge to NPRI and their existence could impede it in or prevent it from establishing relationships with food suppliers and manufacturers.

         NPRI intends to compete on the following principal factors:

     o   recognition of the NPRI brand;
     o   convenience and ease of use for both sellers and buyers;
     o   the prices at which NPRI can offer products to buyers;
     o   accessibility and ease of use;
     o   customer service; and
     o   reliability and speed of fulfillment for products ordered.

         NPRI's management believes that NPRI has the ability to address each of the factors


         However, NPRI can give no assurance that it will be able successfully to compete. Intense competition in NPRI's industry could prevent NPRI from achieving its business objectives. See "Risk Factors -- NPRI may not be able to compete successfully against current and future competitors."

MULTI-TIERED PRICING

         A distinctive feature of the food powder industry is that manufacturers charge different prices to different purchasers. Over the past 25 years, the food powder industry has been characterized by an ever more complex set of pricing practices. These pricing practices are primarily the result of the varying market power held by different purchasers. Food powder manufacturers sell their products to several classes of purchasers. This multi-tiered pricing will most likely prevent the Company from expanding its customer base. Potential customers will need to understand that NPRI can produce O2P products which maintain a higher degree of enzymes and oil content than the competition.


GOVERNMENT REGULATION

         NPRI's business is subject to extensive federal, state and local regulations, including:

     o laws and regulations relating to the purchase and sale of over-the-counter drugs and food products;

     o   federal, state and local licensing and registration regulations;

         These laws and regulations impose substantial registration, security, record keeping, reporting and other requirements.

         NPRI's business is subject to a wide range of federal and state laws and regulations, including the Federal Food, Drug and Cosmetic Act, and the rules under each of those laws, and state laws and regulations applicable to the distribution of nutriceuticals and food products. These rules may be further amended by the Food and Drug Administration prior to final implementation, or Congress could enact an amendment to the law that would alleviate this effect on NPRI. NPRI can give no assurance that the rules as they are finally implemented will not materially and adversely affect its business.

         NPRI believes that it currently has all the necessary regulatory approvals to conduct its business. However, it can give no assurance that it will be able to maintain compliance with existing regulations or that laws or regulations enacted in the future will not hinder or prevent NPRI from conducting its traditional and on-line businesses. NPRI also requires its customers and wholesalers to demonstrate that they meet various licensing requirements.See "Risk Factors -- NPRI's failure to comply with extensive government regulation of its business could cause adverse effects to NPRI."

EMPLOYEES

The Company currently has three full time employee, who also serve as officers of the Company, and "on demand" part time employees, as workloads may require. In order to implement the aggressive business plan of the Company, management recognizes some additional staff will be required.

PROPERTIES

         NPRI maintains its principal executive offices at 3566 Polaris Avenue, Suite 1, Las Vegas, NV 89103. Office space and services are provided without charge by an officer, director and shareholder.

         NPRI believes that its present facilities are adequate to meet its current needs. If new or additional space is required, NPRI believes that adequate facilities are available at competitive prices in the respective areas.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth certain information regarding the beneficial ownership of our common stock as of June 30, 2003 and as adjusted to reflect the merger with NPRI. The table includes each person who is known by us to own beneficially more than five percent of our outstanding common stock, each of our officers and directors and all of our directors and officers as a group.

                           Shares of                Shares of
Name and Address of        Common Stock    Pre      Common Stock   Post
Beneficial Owner           Pre-Merger      Merger % Post-Merger    Merger %
---------------------------------------------------------------------------
Rick Jesky (1)             2,000,000 (1)  100%      2,000,000      16.1%
Pinoak President

Godfrey Yew (2)                    0        0%      4,383,588      35.3%
NPRI Chairman
Chief Executive Officer

Kim Baker (3)                      0        0%        350,000       2.8%
NPRI Secretary

Don Rader (4)                      0        0%        800,000       6.5%
NPRI VP Technology
                           -----------------------------------------------
Totals:                    2,000,000                7,533,588      60.7%


Note: Post-Merger calculations are based on 12,399,334 shares (this includes 2,399,334 shares purchased by 40 investors are held in escrow)

(1) Rick Jesky, 10801 E. Grove Street, Mesa, Arizona, 85208. Under blank check company rules, none of these shares will be available for resale unless they are registered with the U. S. Securities and Exchange Commission. Further, Rick Jesky plans to resign from the Company once the NPRI acquisition takes place.

(2)  Godrey Yew, 3566 Polaris Avenue, Suite 1, Las Vegas, NV  89103.

(3)  Kim Baker, 3566 Polaris Avenue, Suite 1, Las Vegas, NV  89103.

(4)  Don Rader, 3566 Polaris Avenue, Suite 1, Las Vegas, NV  89103.

-------------------------
* Indicates less than 1%.


                               MANAGEMENT

         Our current directors and officers are:

NAME                          AGE     POSITIONS HELD
----                          ---     --------------

Rick Jesky                     53     Chairman of the Board, President,
                                      Secretary, Treasurer, Director


Rick Jesky - Chairman of the Board and President

         Mr. Jesky was born September 18, 1949 in Chicago, IL. He has a BA Degree from the University of Phoenix, and MA Degree from Northern Arizona University. Rick Jesky has almost twenty years as an educator (1974-1992) in the State of Arizona. From 1992 to 1998, he has six years experience as a General Manger for a major Phoenix nightclub/restaurant, named Studebaker's. From 1998-1999, he has worked as an educator with Superior Court of Arizona, Pinal County. His primary duties as an educator was to Teach law related subjects, conduct teen court, counsel students on court matters at the high school level. Additionally, he worked with Juvenile Court Services, probation caseload and Court Disposition. He was the founder and sole proprietor of Oleramma Nursery. He successfully developed and propagated an Oleander plants which won a Blue Ribbon at the 1992 Arizona State Fair. In September, 1998, he founded Oleramma, Inc, a Nevada Corporation, where he served as President of the Company until December, 1999. The Company was formed to develop a hybrid cotton seed, the Company subsequently became public on the Over-the-Counter Bulletin Board in November, 1999. He resigned as President of the Company in January, 2000 to return to teaching. At that time, he taught high school level technical agriculture and criminal law (1999-2000). In 2001, he worked for the State Department of the United States of America, in their Peace Corps Division.
He was assigned to teaching Environment Studies to local School Districts on the Island of St. Lucia, in the Eastern Caribbean. In the Fall of 2001 he returned to Arizona where he is currently the President of Pinoak, Inc. From June, 2002 to present he is also working as a Deputy U.S. Marshall for the U.S. Department of Justice.

CONFLICTS OF INTEREST

         Members of our present management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as our officers and directors. Because the officers and directors are engaged in other business activities, our current management anticipates it will devote less than full time to our affairs. As a result, we may not be able to complete the merger by October 24, 2003.

         The consummation of the merger may require a greater period of time than it would if our management devoted their full time to our affairs. However, our sole officer and director will devote such time as he deems reasonably necessary to carry out the business and affairs of our company, including the completion of the merger. We expect that our officer will spend a significant amount of his time until the merger is consummated. There can be no assurance that any of the foregoing conflicts will be resolved in favor us. In connection with the stockholder vote to approve the merger, our sole officer and director has agreed to vote all of his shares of our common stock in accordance with the vote of the majority of the shares voted by all non-affiliated public stockholders (in person or by proxy) with respect to the merger.

PRIOR "BLANK CHECK" EXPERIENCE

         Our management has never conducted a "blank check" offering prior to the Pinoak offering. Our president, treasurer, chief financial and accounting officer and director, Rick Jesky, does not serve in any capacity for any other
blank check offerings.   Our sole officer/director, Rick Jesky, has limited
business experience; this is his first experience with a 419 company. As such, he has no investment background experience or expertise in identifying a suitable merger candidate for Pinoak. He is not currently involved with any other "blank check" companies and do not currently intend to undertake any more "blank check" offerings following this one.

         Upon consummation of the merger, our sole director and officer will resign, and the current directors and officers of NPRI will be our directors and officers. They are:

       NAME                      AGE    POSITIONS HELD
       ----                      ---    --------------

       Godfrey Yew               41     Chairman Chief Executive Officer
       Kim Baker                 52     Secretary
       Don Rader                 73     Vice President of Technology

Godfrey Yew, President, Chief Executive Officer-- B.A. in Economics University of British Columbia-- 1984

Godfrey spent eight years as a spot currency institutional trader for major banking organizations, serving in Canada, Singapore, and Hong Kong. In these positions he became adept in international business dealings. For the last eight years, at the request of a relative, he came to Las Vegas to restructure and resurrect Nutri Pharmaceuticals, Inc., a private label custom manufacturer of nutraceuticals. While there, Godfrey sponsored the research that resulted in the oil to powder processes of NPRI.

Don Rader, Vice President of Technology -- B.S. in Chemistry Lafayette College -- 1951

Don worked as a chemist for Shell Oil & Dupont Chemical before entering pharmaceutical sales with Ayerst Labs where his chemistry background, including a 2-year stint as a pharmacist mate with the U.S. Navy. He then became the head of the Quality Control department for a custom manufacturer in the OTC and nutritional marketplace, later becoming a Director of the Company covering all phases of generic drug manufacturing (10 + years). Also during this period, he worked toward an M.S. involving experimental work in corroboration with the
University of Pittsburgh Chemistry Staff.    Thereafter, he served as director
of Quality Control for several companies, over a twelve-year span. That time included employment with Nutrilite Co. as Senior Chemist in R&D where he developed the 'Slim Fast' product. He also headed up a division of AMWAY developing new product formulations.

Don has serves as Head Chemist at NPRI, handling R&D and Quality Control validation in custom manufacturing. He developed the processes for converting oils into powder form.


Kimberly Baker, Secretary

Place of Birth:  Seattle, Washington

Education:       Federal Way High School, Federal Way, Washington
Date:            1966-1968
Course of Study: Business Major
Education:       Columbia River High School, Vancouver, Washington
Date:            1968-1969
Course of Study: Business Major/Diploma

Employment:       1969-1984    Domestic Engineer
                               Vancouver, Washington
                  1984-1986    Evergreen School District/Kitchen Assistant
                               Vancouver, Washington
                  1986-1994    Albertson's, Inc./Assistant Manager Service Deli
                               Vancouver, Washington
                  1994-1999    Albertson's, Inc./Bakery Hostess, Cake Decorator
                               Vancouver, Washington
                  1999-Present Nutri Pharmaceuticals, Inc./Corporate Secretary/
                               Office Manager, Las Vegas, Nevada


COMMITTEES OF THE BOARD OF DIRECTORS

         NPRI intends to nominate an audit committee. The audit committee will be charged with reviewing internal accounting procedures, evaluating audit and control functions, and reviewing the results and scope of the audit and other services provided by the Company's independent public accountants.

         The NPRI board of directors also intends to establish a compensation committee. The compensation committee will have the responsibility for reviewing and recommending to the board of directors the compensation and benefits of our officers and directors and administers and grants options under our stock plans. The compensation committee will also establish and review general policies relating to the compensation and benefits of employees.

                             EXECUTIVE COMPENSATION

Pinoak, Inc.
------------

        Mr. Rick Jesky, the sole officer/director of Pinoak has not received any compensation for their services rendered to us and are not accruing any compensation under any agreement with us.


Nutri Pharmaceuticals Research, Inc.
------------------------------------

         Mr. Yew nor any other officers of NPRI did not received any compensation for their services rendered to us and are not accruing any compensation under any agreement with us.

         No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us.

         Mr. Yew nor any officers of NPRI did not receive any compensation for their services rendered to us as directors and are not accruing any compensation under any agreement with us.


         DIRECTORS' COMPENSATION

         NPRI does not pay directors any cash compensation for their services as members of the board of directors or any committee of the board. NPRI reimburses directors for out-of-pocket expenses incurred in attending board and committee meetings.

         NPRI has not granted any stock options or warrants to its directors or to its non-employee directors in consideration of their service on the board.

         EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning the compensation for services rendered in all capacities to NPRI for the fiscal years ended December 2002, 2001 and 2000 of Pinoak and NPRI's chief executive officer and the four most highly compensated executive officers of NPRI other than the chief executive officer, who are referred to in this section as the named executive officers.

         Other than as described in the table below, NPRI did not pay any executive officer any compensation, including incidental personal benefits, in excess of 10% of such executive officer's salary.


                           SUMMARY COMPENSATION TABLE
                          -----------------------------
         Annual Compensation                 Awards        Payouts
        ---------------------                 ------        -------
Name and                                      Restricted
Principal                                     Stock
Position(s)              Year    Salary($)    Bonus($)    Other($)      Awards
                                                       Compensation  (# shares)
----------------------   ----   --------- --------    --------      ----------
Rick Jesky
Pinoak, Inc.
Chairman of the Board
Chief Executive Officer
Treasurer and Secretary   2002   $      0          -           -            -
                          2001   $      0          -           -            -
                          2000   $      0          -           -            -
Godfrey Yew (1)                  $      0          -           -            -
NPRI Chairman
Chief Executive Officer   2003   $      0          -           -            -

Kim Baker (1)             2003   $      0          -           -            -
NPRI Secretary

Don Rader (1)
NPRI VP Technology        2003   $      0          -           -            -


(1) Compensation for year 2003 has not been paid to any officer/director, NPRI was incorporated on April 4, 2003.


OPTION GRANTS

         Pinoak and NPRI did not grant any options.


STOCK OPTION PLANS

         Pinoak and NPRI have no Stock Option Plans in place.


EMPLOYMENT AGREEMENTS

         Pinoak and NRPI have no employment agreements in place.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pinoak, Inc.
------------

Our president, treasurer, chief financial and accounting officer and director, Rick Jesky, does not serve in any capacity for any other blank check offerings.

In addition, in order to mitigate any potential conflict, the officer/ director of Pinoak has promised in writing not to participate as an officer or director in any blank check company that files a registration statement under the Securities Act of 1933, prior to the date the Company identifies a business it proposes to acquire which meets the acquisition criteria of Rule 419, or the date six months following the date of this prospectus, whichever occurs first. Note that, technically, if the latter date were to occur before Pinoak has identified a company suitable for acquisition, he could in fact participate in another blank check company before that happens.


Nutri Pharmaceuticals Research, Inc.
------------------------------------

On April 25, 2003, the Company issued 5,583,588 shares of its $0.001 par value common stock to four individuals, who are also officers and directors of the Company, in exchange for consulting services to be performed over a period of 2 years valued at $5,584.

On June 5, 2003, the Company issued 583,038 shares of its $0.001 par value common stock to Mr. David Yew, who is the brother of the president of the Company, in exchange for fixed assets with a historical cost of $62,000.

Office space and services are provided without charge by an officer, director and shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                                LEGAL PROCEEDINGS

         There is no litigation pending or threatened by or against Pinoak.

         There is no litigation pending or threatened against NPRI.

                           MARKET FOR OUR COMMON STOCK

         There is no trading market for our common stock at present and there has been no trading market to date. Management has not undertaken any discussions with any prospective market maker concerning the participation in the aftermarket for our securities and management does not intend to initiate any discussions until we have consummated a merger or acquisition. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue.

         Our common stock is not listed or quoted on any exchange or trading medium. The Securities and Exchange Commission has adopted a rule that defines a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and
     o that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

To approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience and objectives of the person; and
     o make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and
     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         We cannot predict whether, upon a successful merger or acquisition, we will qualify our securities for listing on the Over the Counter Bulletin Board or a national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. Failure to qualify our securities or to meet the relevant maintenance criteria after qualification in the future could mean that our securities would not be traded on a national exchange. However, trading, if any, in our securities could take place on the NASD OTC Bulletin Board or in the "pink sheets." In that event, a stockholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. See "Risk Factors -- There is no public market for our stock."

ESCROW

         The common stock sold in the offering to which this prospectus relates will remain in escrow until our closing of a business combination with NPRI under the requirements of Rule 419. If we do not complete a business combination under Rule 419 on or before October 24, 2003, then we will be required to unwind the offering and return the funds raised in this offering to the investors and the escrow agent will promptly return the funds to the investors without interest.

DIVIDENDS

         We do not expect to pay dividends prior to the consummation of a business combination. Furthermore, we presently intend to retain all earnings, if any, for use in our business operations and accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

ESCROW AGENT

         The escrow for our common stock is Southwest Escrow, Las Vegas, Nevada. Southwest Escrow will hold the public offering proceeds and the stock certificates of the public investors in escrow pursuant to Rule 419 of the rules and regulations of the Securities and Exchange Commission, until the approval of a business combination by our stockholders. If the stockholders have not approved a business combination by October 24, 2003, all proceeds will be promptly returned to the stockholders and the stock certificates will be canceled.

                            DESCRIPTION OF SECURITIES

GENERAL

         Under our amended and restated certification of incorporation, we are authorized to issue 20,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value. The following is a summary description of our capital stock.

COMMON STOCK


         As of June 30, 2003, there were 2,000,000 shares of common stock outstanding. The shares were held of record by one stockholders. Pinoak closed its 419 stock offering where 2,399,334 shares purchased by 40 investors are held in escrow pending:

     o distribution of a reconfirmation prospectus to the investors in our public offering describing the acquisition of NPRI; and
     o the subsequent reconfirmation by a sufficient number of investors in our public offering that they have elected to remain investors.

         Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive their proportionate share of dividends, if any, declared from time to time by the board of directors out of funds legally available for that purpose. See "Dividend Policy."

         In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to their proportionate share of all assets remaining after payment of liabilities, after taking into consideration the prior distribution rights of any preferred stock then outstanding. Common stock has no preemptive or conversion rights or other subscription rights. No redemption or sinking fund provisions apply to the common stock. Our counsel, Thomas C. Cook & Associates LTD, stated in its legal opinion dated January 2, 2002 and filed as Exhibit 5.1 to our original the Registration Statement on Form SB-2, that all outstanding shares of our common stock are fully paid and nonassessable, and the shares of common stock being offered by us will be fully paid and nonassessable upon the completion of this offering.

PREFERRED STOCK

         Under our certificate of incorporation, the board of directors is authorized, without stockholder approval, to issue from time to time up to 5,000,000 shares of preferred stock, including dividend rights, and liquidation preferences, that the board of directors may determine. The rights of the holders of common stock will be affected by, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for others to acquire, or of discouraging others from attempting to acquire, a majority of our outstanding voting stock.

         PREFERRED STOCK

         The rights and preferences of the Preferred Stock include the following:

         LIQUIDATION. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, or in the event of our insolvency, before any distribution or payment is made to any holders of common stock, and subject to the liquidation rights and preferences of the Preferred Stock with respect to liquidation preferences, the holders of each share of Preferred Stock shall be entitled to be paid first out of our assets available for distribution to holders of our capital stock.


ANTI-TAKEOVER EFFECTS OF PROVISIONS OF NEVADA LAW AND OUR BYLAWS

Nevada Anti-Takeover Provisions

The anti-takeover provisions of Sections 78.411 through 78.445 of the Nevada Corporation Law apply to Pinoak. Section 78.438 of the Nevada law prohibits the Company from merging with or selling Pinoak or more than 5% of our assets or stock to any shareholder who owns or owned more than 10% of any stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired the Pinoak shares, unless the transaction is approved by Pinoak's Board of Directors. The provisions also prohibit the Company from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares more than three years and its related entities unless the transaction is approved by our Board of Directors or a majority of our shares, other than shares owned by that 10% shareholder or any related entity. These provisions could delay, defer or prevent a change in control of Pinoak.

         Our bylaws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. In addition, upon the completion of this offering, special meetings of our stockholders may be called only by the board of directors or some of our officers.

                        SHARES ELIGIBLE FOR FUTURE RESALE

         There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales, could harm prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.

         If 100% of the investors reconfirm their investment, we will have 2,399,334 shares outstanding. The shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, unless purchased by our "affiliates," as that term is defined in Rule 144 under the Securities Act of 1933, as amended, described below. All of the shares to be issued to NPRI stockholders when the merger is consummated will be restricted stock under Rule 144 and may not be sold under Rule 144 until they have been held for the applicable holding period, under the rule.

                             REPORTS TO STOCKHOLDERS

         We are subject to the information requirements of the Securities Exchange Act of 1934. We file reports and other information with the Securities and Exchange Commission. We intend to furnish our stockholders, after the close of each fiscal year, an annual report that will contain audited financial statements certified by our independent certified public accountants. We may also furnish our stockholders quarterly reports containing unaudited reviewed financial information. NPRI's fiscal year ends on December 31.

                                  LEGAL MATTERS

         The validity of the shares offered under this prospectus is being passed upon for us by Thomas C. Cook & Associates, Ltd., 4955 South Durango, Suite 214, Las Vegas, Nevada 89113.
..

                                     EXPERTS

         Our financial statements as of and for the year ended December 31, 2002, for the period December 31, 1998 (inception) through December 31, 2001 and for the period December 31, 1998 (inception) through December 31, 2002, included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Beckstead and Watts, LLP. (formerly
G. Brad Beckstead, CPA), independent certified public accountants, and upon the authority of the firm as experts in accounting and auditing.

         NPRI's financial statements as of and for the period ended June
30, 2003 included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Beckstead and Watts, LLP, independent certified public accountants, and upon the authority of the firm as experts in accounting and auditing.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our certificate of incorporation limits the liability of directors to the maximum extent permitted by Nevada law. Nevada law permits a corporation to provide that its directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

     o any breach of their duty of loyalty to the corporation or its stockholders;
     o acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law;
     o unlawful payments of dividends or unlawful stock repurchases or redemptions; and
     o any transaction from which the director derived an improper personal benefit.

         The limitations do not apply to liabilities arising under the federal securities laws and do not affect the availability of equitable remedies, including injunctive relief or rescission.

         Our certificate of incorporation and our bylaws provide that we will indemnify our directors and officers, and may indemnify other employees and agents, to the maximum extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of actions in his or her capacity as an officer, director, employee or agent, regardless of whether the amended and restated bylaws would permit indemnification. We intend to obtain an insurance policy that will insure our directors and officers against losses, above a deductible amount, from specified types of claims.

         The limited liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty and may reduce the likelihood of derivative litigation against our directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders. A stockholder's investment in us may be adversely affected to the extent we pay the costs of settlement or damage awards against our directors and officers under these indemnification provisions.

         At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

a) On or about June 30, 2002, G. Brad Beckstead, CPA, the principal accountant for Pinoak, Inc. (the "Company") changed his accounting practice from a sole proprietorship to a partnership with Beckstead and Watts, LLP. As this is viewed as a separate legal entity, the Company terminated its accounting arrangement with G. Brad Beckstead, CPA, a sole proprietorship, as principal accountant and engaged Beckstead and Watts, LLP. a partnership, as the Company's principal accountants for the company's fiscal year ending December 31, 2002 and the interim periods for 2002. The decision to change principal accountants was approved by the Audit Committee of the Company's Board of Directors and subsequently approved by the Board of Directors.

None of the reports of G. Brad Beckstead, CPA, sole proprietorship, on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements contained in its audit report for the fiscal year ended December 31, 2000 and December 31, 2001, stated the following:

"Note 2 - Going Concern. The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has not generated any revenues. In order to obtain the necessary capital, the Company intends to raise funds via an offering of its securities registered with the US Securities and Exchange Commission. The Company is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern."

There were no disagreements between the Company and G. Brad Beckstead, sole proprietorship, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of G. Brad Beckstead, CPA, would have caused them to make reference to the subject matter of the disagreement in connection with its report. Further, G. Brad Beckstead, CPA has not advised the Registrant that:

1) internal controls necessary to develop reliable financial statements did not exist; or

2) information has come to the attention of G. Brad Beckstead, CPA which made it unwilling to rely upon management's representations, or made it unwilling to be associated with the financial statements prepared by management; or

3) the scope of the audit should be expanded significantly, or information has come to the attention of G. Brad Beckstead, CPA that they have concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal year ended December 31, 2001.

(b) On or about June 30, 2002 the Registrant engaged Beckstead & Watts, LLP, a partnership entity between Beckstead and Watts as its principal accountant to audit the Registrant's financial statements as successor to G. Brad Beckstead of Beckstead and Watts, LLP. During the Registrant's two most recent fiscal years or subsequent interim period, the Registrant has not consulted with the entity of Beckstead and Watts, LLC, the partnership, regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, nor did the entity of Beckstead and Watts, LLP provide advice to the Registrant, either written or oral, that was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during the Registrant's two most recent fiscal years or subsequent interim period, the Registrant has not consulted the entity of Beckstead and Watts, LLP, on any matter that was the subject of a disagreement or a reportable event.

                              FINANCIAL STATEMENTS
                              --------------------

                                 PINOAK, INC.

THE FOLLOWING FINANCIAL STATEMENTS ARE ATTACHED TO THIS REPORT AND FILED AS A PART OF THIS REGISTRATION STATEMENT.

                                  Pinoak, Inc.

Independent Auditors' Report........................................F-2
Balance Sheet.......................................................F-3
Statements of Operations............................................F-4
Statement of Changes in Stockholders' Equity........................F-5
Statements of Cash Flows............................................F-6
Notes to Financial Statements.......................................F-7-11

                 Nutri Pharmaceuticals Research, Inc.

Independent Auditors' Report .......................................F-12
Balance Sheet.......................................................F-13
Statement of Operations.............................................F-14
Statement of Stockholders' Equity                                   F-15
Statement of Cash Flows                                             F-16
Notes to Financial Statements.......................................F-17-22



                       UNAUDITED PRO FORMA FINANCIAL DATA

Introduction to Unaudited Pro Forma Condensed
      Consolidated Financial Statements ............................F-23
Unaudited Pro Forma Financial Information...........................F-24
Unaudited Pro Forma Condensed Consolidated Balance Sheet
     as of June 30, 2003............................................F-25
Unaudited Pro Forma Condensed Consolidated Statements of
     Operations for the period ended June 30, 2003 .................F-26
Notes to Unaudited Pro Forma Condensed Consolidated
     Financial Statements...........................................F-27

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

BECKSTEAD AND WATTS, LLP
----------------------------
Certified Public Accountants
                                                          3340 Wynn Rd., Ste. B
                                                            Las Vegas, NV 89102
                                                                   702.257.1984
                                                             702.362.0540 (fax)

                         INDEPENDENT AUDITORS' REPORT

Board of Directors
Pinoak, Inc.
Las Vegas, NV

We have audited the Balance Sheet of Pinoak, Inc. (the "Company"), as of June 30, 2003, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the six-month period ended June 30, 2003 and for the period December 31, 1998 (Date of Inception) to June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the balance sheet of Pinoak, Inc., as of June 30, 2003, and its related statements of operations, equity and cash flows for the six-month period ended June 30, 2003 and for the period December 31, 1998 (Date of Inception) to June 30, 2003, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Signed,

/s/ Beckstead and Watts, LLP
----------------------------

August 2, 2003

                                  Pinoak, Inc.
                          (a Development Stage Company)
                                  Balance Sheet



Balance Sheet


                                                                June 30,
                                                                  2003
                                                               -----------
Assets

Current assets:
   Cash                                                        $       719
   Funds held in escrow                                             59,983
                                                               -----------
     Total current assets                                           60,702
                                                               -----------

                                                               $    60,702
                                                               ===========
Liabilities and Stockholders' Equity

Current liabilities
Subscriptions payable                                          $    59,233
                                                               -----------

Stockholders' Equity:
   Preferred stock, $0.001 par value, 5,000,000 shares
     authorized, zero shares issued and outstanding                      -
   Common stock, $0.001 par value, 20,000,000 shares
     authorized, 2,000,000 shares issued and outstanding             2,000
   Additional paid-in capital                                        2,820
   (Deficit) accumulated during development stage                   (3,351)
                                                               -----------
                                                                     1,469
                                                               -----------

                                                               $    60,702
                                                               ===========


  The Accompanying Notes are an Integral Part of These Financial Statements.

                                   Pinoak, Inc.
                          (a Development Stage Company)
                             Statement of Operations



Statement of Operations

                                         Six Months Ending    December 31, 1998
                                              June 30,         (Inception) to
                                        --------------------      June 30,
                                           2003       2002          2003
                                        ---------  ---------  ----------------
Revenue                                 $       -  $       -  $              -
                                        ---------  ---------  ----------------

Expenses:
 General and
 administrative
 expenses                                      60        454             3,351
                                        ---------  ---------  ----------------
   Total expenses                              60        454             3,351
                                        ---------  ---------  ----------------
Net income (loss)                       $     (60) $    (454) $         (3,351)
                                        ========== ========== =================

Weighted average
 number of common
 shares outstanding
 - basic and fully  diluted             2,000,000  2,000,000
                                        =========  =========

Net income (loss)
per share - basic
and fully diluted                       $   (0.00) $   (0.00)
                                        ========== ==========

  The Accompanying Notes are an Integral Part of These Financial Statements.

                                  Pinoak, Inc.
                         (a Development Stage Company)
                  Statements of Changes in Stockholders' Equity


Statements of Changes in Stockholders' Equity

                                                    (Deficit)
                                                   Accumulated
                        Common Stock    Additional    During        Total
                     -----------------   Paid-in    Development  Stockholder's
                      Shares    Amount   Capital       Stage        Equity
                     ---------  ------  ----------  -----------  -------------
December 1998
  Beginning balance          -  $    -  $        -  $         -  $           -

Net (loss)
  December 31, 1998
  (inception) to
  December 31, 1998                                           -              -
                     ---------  ------  ----------  -----------  -------------
Balance, Dec 31, 1998        -  $    -  $        -  $         -  $           -
                     ---------  ------  ----------  -----------  -------------
Net (loss)
  For the year ended
  December 31, 1999                                           -              -
                     ---------  ------  ----------  -----------  -------------
Balance, Dec 31, 1999        -  $    -  $        -  $         -  $           -
                     ---------  ------  ----------  -----------  -------------
Net (loss)
  For the year ended
  December 31, 2000                                           -              -
                     ---------  ------  ----------  -----------  -------------
Balance, Dec 31, 2000        -  $    -  $        -  $         -  $           -
                     ---------  ------  ----------  -----------  -------------
December 2001
  Issued for cash    2,000,000   2,000  $    2,820            -          4,820

Net (loss)
  For the year ended
  December 31, 2001                                      (2,807)        (2,807)
                     ---------  ------  ----------  -----------  -------------
Balance, Dec 31,2001 2,000,000  $2,000  $    2,820  $    (2,807) $       2,013
                     ---------  ------  ----------  -----------  -------------
Net (loss)
  For the year ended
  December 31, 2002                                        (484)          (484)
                     ---------  ------  ----------  -----------  -------------
Balance, Dec 31,2002 2,000,000  $2,000  $    2,820  $    (3,291) $       1,529
                     ---------  ------  ----------  -----------  -------------

Net (loss)
  For the period ended
  June 30, 2003                                             (60)           (60)
                     ---------  ------  ----------  ------------ --------------
Balance, Jun 30,2003 2,000,000  $2,000  $    2,820  $    (3,351) $       1,469
                     =========  ======  ==========  ============ =============

  The Accompanying Notes are and Integral Part of These Financial Statements.

                                 Pinoak, Inc.
                         (a Development Stage Company)
                            Statement of Cash Flows



Statement of Cash Flows
                                         Six Months Ending   December 31, 1998
                                              June 30,        (Inception) to
                                         ------------------       June 30,
                                           2003      2002           2003
                                         --------  --------  -----------------
Cash flows from operating activities
Net (loss)                               $    (60) $   (454) $          (3,351)
                                         --------  --------  -----------------
Net cash (used) by operating activities       (60)     (454)            (3,351)
                                         --------  --------  -----------------

Cash flows from financing activities
 Issuance of common stock                       -         -              4,820
 (Increase) in funds held in escrow             -         -            (59,983)
 Increase in subscriptions                      -         -             59,233
                                         --------  --------  -----------------
Net cash provided by financing activities       -         -              4,070
                                         --------  --------  -----------------

Net (decrease) increase in cash               (60)     (454)               719
Cash - beginning                              779     2,013                  -
                                         --------  --------  -----------------
Cash - ending                            $    719  $  1,559  $             719
                                         ========  ========  =================
 Supplemental disclosures:
 Interest paid                           $      -  $      -  $               -
                                         ========  ========  =================
 Income taxes paid                       $      -  $      -  $               -
                                         ========  ========  =================

  The Accompanying Notes are an Integral Part of These Financial Statements.

                                 Pinoak, Inc.
                         (A Development Stage Company)
                                     Notes


NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

The Company was organized December 31, 1998 (Date of Inception) under the laws of the State of Nevada, as Pinoak, Inc. The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company. The Company is authorized to issue 5,000,000 shares of $0.001 par value preferred stock and 20,000,000 shares of $0.001 par value common stock.

NOTE 2 - ACCOUNTING POLICIES AND PROCEDURES

Cash and cash equivalents
-------------------------
The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 2002.

Impairment of long-lived assets
-------------------------------
Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at December 31, 2002.

Revenue recognition
-------------------
The Company reports revenue as invoiced on an accrued basis. Costs of sales are recorded as items are sold and are comprised of product purchases and shipping costs.

Advertising costs
-----------------
The  Company expenses all costs of advertising  as  incurred.   There  were  no
advertising costs included in selling, general and administrative expenses in 2002.

Loss per share
--------------
Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. The Company had no dilutive common stock equivalents, such as stock options or warrants as of December 31, 2002.

                                 Pinoak, Inc.
                         (A Development Stage Company)
                                     Notes
 Reporting on the costs of start-up activities
---------------------------------------------
Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

Estimates
---------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments
-----------------------------------
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2002. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Income Taxes
------------
Deferred  income  tax  assets  and  liabilities  are   computed   annually  for
differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable on the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Segment reporting
-----------------
The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information". The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

                                 Pinoak, Inc.
                         (A Development Stage Company)
                                     Notes


Recent pronouncements
---------------------
In June 2001, SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets," were issued. SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method of accounting, and that identifiable intangible assets acquired in a business combination be recognized as an asset apart from goodwill, if they meet certain criteria. The impact of the adoption of SFAS No. 141 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.

SFAS No. 142 applies to all goodwill and identified intangible assets acquired in a business combination. Under the new standard, all goodwill and indefinite-lived intangible assets, including that acquired before initial application of the standard, will not be amortized but will be tested for impairment at least annually. The new standard is effective for fiscal years beginning after December 15, 2001. The impact of the adoption of SFAS No. 142 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.

In July 2001, SFAS No. 143, "Accounting for Asset Retirement Obligations," was issued which requires the recognition of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the carrying amount of the related long-lived asset is correspondingly increased. Over time, the liability is accreted to its present value and the related capitalized charge is depreciated over the useful life of the asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The impact of the adoption of SFAS No. 143 on the Company's reported operating results, financial position and existing financial statement disclosure is not expected to be material.

In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued. This statement addresses the financial accounting and reporting for the impairment or disposal of long-lived assets and broadens the definition of what constitutes a discontinued operation and how results of a discontinued operation are to be measured and presented. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The impact of the adoption of SFAS No. 144 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.

                                 Pinoak, Inc.
                         (A Development Stage Company)
                                     Notes


Stock-Based Compensation
------------------------
The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and has adopted the disclosure-only alternative of SFAS No. 123, "Accounting for Stock-Based Compensation." Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by SFAS No. 123.

Year end
--------
The Company has adopted December 31 as its fiscal year end.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred a net loss of $3,291 for the period from December 31, 1998 (inception) to December 31, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Management has plans to seek additional capital through private placements and public offerings of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

NOTE 3 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

                                 Pinoak, Inc.
                         (A Development Stage Company)
                                     Notes

 The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

                    U.S federal statutory rate      (34.0%)
                    Valuation reserve                34.0%
                                                    ------
                    Total                               -%
                                                    ======
As of December 31, 2002, the Company has a net operating loss carry forward of approximately $3,291 for tax purposes, which will be available to offset future taxable income. If not used, this carry forward will expire in 2022.

NOTE 4 - FUNDS HELD IN ESCROW AND SUBSCRIPTIONS PAYABLE

On July 24, 2002, the Company closed its 419 offering and collected total cash, net of offering costs, of $59,184. As of December 31, 2002, the balance of funds held with an escrow agent totaled $59,934. Under the 419 Rule, the shareholders can ask to have these monies returned to them if they do no reconfirm the 419 merger candidate or eighteen months pass without finding a merger candidate; therefore these funds may or may not be released to the Company.

NOTE 5 - STOCKHOLDER'S EQUITY

The Company is authorized to issue 5,000,000 shares of its $0.001 par value preferred stock 20,000,000 shares of its $0.001 par value common stock.

On December 7, 2001, the Company issued 2,000,000 shares of its $0.001 par value common stock for cash of $4,820.

There have been no other issuances of preferred and/or common stock.

NOTE 6 - RELATED PARTY TRANSACTIONS

On December 7, 2001, the Company issued 2,000,000 shares of its $0.001 par value common stock to the sole officer and director of the Company.(See Note 5)

The Company does not lease or rent any property. Office services are provided without charge by an officer and director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 - WARRANTS AND OPTIONS

As of December 31, 2002, there are no warrants and options outstanding to acquire any additional shares of preferred and/or common stock.

Beckstead and Watts, LLP
----------------------------
Certified Public Accountants
                                                        3340 Wynn Road, Suite B
                                                            Las Vegas, NV 89102
                                                                   702.257.1984
                                                             702.362.0540 (fax)

                         INDEPENDENT AUDITORS' REPORT


Board of Directors
Nutri Pharmaceuticals Research, Inc.

We have audited the Balance Sheets of Nutri Pharmaceuticals Research, Inc. (the "Company") (A Development Stage Company), as of June 30, 2003, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the period April 4, 2003 (Date of Inception) to June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nutri Pharmaceuticals Research, Inc. (A Development Stage Company) as of June 30, 2003, and the results of its operations and cash flows for the period April 4, 2003 (Date of Inception) to June 30, 2003, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Beckstead and Watts, LLP
----------------------------

July 30, 2003

                     Nutri Pharmaceuticals Research, Inc.
                        (a Development Stage Company)
                                Balance Sheet



Balance Sheet
                                                                 June 30,
                                                                  2003
                                                              ------------
Assets

Current assets:
  Cash                                                        $          -
                                                              ------------
   Total current assets                                                  -
                                                              ------------

Fixed assets, net                                                   62,000
                                                              ------------

                                                              $     62,000
                                                              ============
 Liabilities and Stockholders' Equity

Current liabilities:                                          $          -
                                                              ------------

Stockholders' equity:
  Preferred stock, $0.001 par value, 5,000,000 shares
    authorized, no shares issued and outstanding                         -
  Common stock, $0.001 par value, 20,000,000 shares
    authorized, 8,000,000 shares issued and outstanding              8,000
  Additional paid-in capital                                        60,884
  Deferred compensation                                             (6,023)
  (Deficit) accumulated during development stage                      (861)
                                                              ------------
                                                                    62,000
                                                              ------------

                                                              $     62,000
                                                              ============

  The accompanying notes are an integral part of these financial statements.

                   Nutri Pharmaceuticals Research, Inc.
                       (a Development Stage Company)
                         Statement of Operations



Statement of Operations

                                                              April 4, 2003
                                                              (Inception) to
                                                                 June 30,
                                                                   2003
                                                              --------------
Revenue                                                       $            -

Expenses:
  General and administrative expenses                                      -
  Consulting fees                                                        861
                                                              --------------
    Total expenses                                                       861
                                                              --------------

Net (loss)                                                    $         (861)
                                                              ==============
 Weighted average number of common shares outstanding -   basic and fully diluted                                          7,033,722
                                                              ==============

Net (loss) per share - basic and fully diluted                $        (0.00)
                                                              ==============

  The accompanying notes are an integral part of these financial statements.

                      Nutri Pharmaceuticals Research, Inc.
                         (a Development Stage Company)
                       Statement of Stockholders' Equity



Statement of Stockholders' Equity

                                                       (Deficit)
                                                      Accumulated
               Common Stock    Additional                During       Total
            -----------------   Paid-in     Deferred  Development Stockholders'
              Shares   Amount   Capital   Compensation   Stage       Equity
            ---------  ------  ----------  ----------  ---------  ------------
April 2003
 Issued for
 services   6,883,588  $6,884  $        -  $   (6,884) $       -  $          -

June 2003
 Issued for
 fixed
 assets     1,116,412   1,116      60,884                               62,000

June 2003
 Deferred
 compensation                                     861                      861

Net (loss)
 April 4, 2003
 (inception) to
 June 30, 2003                                              (861)         (861)
            ---------  ------  ----------  ----------  ---------  -------------

Balance,
June 30,
2003        8,000,000  $8,000  $   60,884  $   (6,023) $    (861) $     62,000
            =========  ======  ==========  ==========  =========  ============

  The accompanying notes are an integral part of these financial statements.

                     Nutri Pharmaceuticals Research, Inc.
                         (a Development Stage Company)
                            Statement of Cash Flows


Statement of Cash Flows

                                                              April 4, 2003
                                                              (Inception) to
                                                                 June 30,
                                                                   2003
                                                              --------------
Cash flows from operating activities
Net (loss)                                                    $         (861)
  Shares issued in exchange for services rendered                        861
                                                              --------------
Net cash (used) by operating activities                                    -
                                                              --------------

Net increase in cash                                                       -
Cash - beginning                                                           -
                                                              --------------
Cash - ending                                                 $            -
                                                              ==============

Supplemental disclosures:
  Interest paid                                               $            -
                                                              ==============
  Income taxes paid                                           $            -
                                                              ==============

Non-cash transactions:
  Shares issued for services                                  $        6,884
                                                              ==============
  Number of shares issued for services                             6,883,588
                                                              ==============
  Shares issued for fixed assets                              $       62,000
                                                              ==============
  Number of shares issued for fixed assets                         1,116,412
                                                              ==============

  The accompanying notes are an integral part of these financial statements.

                  Nutri Pharmaceuticals Research, Inc.
                     (a Development Stage Company)
                                 Notes

Note 1 - History and organization of the company

The Company was organized April 4, 2003 (Date of Inception) under the laws of the State of Nevada, as Nutri Pharmaceuticals Research, Inc. The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company.

On April 25, 2003, the Company amended its articles of incorporation to change its authorized capital and par value from 1 share of $1 par value common stock to 20,000,000 shares of $0.001 par value common stock.

 Note 2 - Accounting policies and procedures

Cash and cash equivalents
-------------------------
The Company will maintain a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of June 30, 2003.

Impairment of long-lived assets
-------------------------------
Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at June 30, 2003.

Fixed Assets
------------
Property and equipment are recorded at historical cost. Minor additions and renewals are expensed in the year incurred. Major additions and renewals are capitalized and depreciated over their estimated useful lives. Depreciation is calculated using the straight-line method over the estimated useful lives as follows:

                   Equipment and Machinery    3 years

Revenue recognition
-------------------
The Company recognizes revenue and gains when earned and related costs of sales and expenses when incurred.

Advertising costs
-----------------
The Company expenses all costs of advertising as incurred. There were no advertising costs included in selling, general and administrative expenses in 2003.

                  Nutri Pharmaceuticals Research, Inc.
                     (a Development Stage Company)
                                 Notes
 Loss per share
--------------
Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. The Company had no dilutive common stock equivalents, such as stock options or warrants as of June 30, 2003.

Reporting on the costs of start-up activities
---------------------------------------------
Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

Estimates
---------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments
-----------------------------------
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2003. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash. Fair values were assumed to approximate carrying values for cash because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Income Taxes
------------
Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable on the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                  Nutri Pharmaceuticals Research, Inc.
                     (a Development Stage Company)
                                 Notes
 Segment reporting
-----------------
The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information". The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.
 Recent pronouncements
---------------------
In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", which addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF No. 94-3, a liability for an exit cost was recognized at the date of an entity's commitment to an exit plan. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value. The provisions of SFAS No. 146 will be adopted for exit or disposal activities that are initiated after December 31, 2002.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS No. 123." This Statement amends SFAS No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The adoption of SFAS No. 148 is not expected to have a material impact on the company's financial position or results of operations.

In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45, "Guarantors Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others", an interpretation of FIN No. 5, 57 and 107, and rescission of FIN No. 34, "Disclosure of Indirect Guarantees of Indebtedness of Others". FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002;

                  Nutri Pharmaceuticals Research, Inc.
                     (a Development Stage Company)
                                 Notes
while, the provisions of the disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The company believes that the adoption of such interpretation will not have a material impact on its financial position or results of operations and will adopt such interpretation during fiscal year 2003, as required.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities", an interpretation of Accounting Research Bulletin No. 51. FIN No. 46 requires that variable interest entities be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. FIN No. 46 also requires disclosures about variable interest entities that companies are not required to consolidate but in which a company has a significant variable interest. The consolidation requirements of FIN No. 46 will apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements will apply to entities established prior to January 31, 2003 in the first fiscal year or interim period beginning after June 15, 2003. The disclosure requirements will apply in all financial statements issued after January 31, 2003. The company will begin to adopt the provisions of FIN No. 46 during the first quarter of fiscal 2003.

Stock-Based Compensation
------------------------
The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and has adopted the disclosure-only alternative of SFAS No. 123, "Accounting for Stock-Based Compensation."
Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by SFAS No. 123.

Year end
--------
The Company has adopted December 31 as its fiscal year end.
 Note 3 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred a net loss of $861 for the period from April 4, 2003 (inception) to June 30, 2003, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Management has plans to seek additional capital through a public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                  Nutri Pharmaceuticals Research, Inc.
                     (a Development Stage Company)
                                 Notes
Note 4 - Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

                    U.S federal statutory rate      (34.0%)
                    Valuation reserve                34.0%
                                                    ------
                    Total                               -%
                                                    ======
As of June 30, 2003, the Company has a net operating loss carry forward of approximately $861 respectively, for tax purposes, which will be available to offset future taxable income. If not used, this carry forward will expire in 2023.

Note 5 - Fixed assets

During the period ended June 30, 2003, the Company acquired equipment and machinery from Nutri Pharmaceuticals, Inc., a Company controlled by Godfrey Yew, the president of the Company, valued at historical cost of $62,000. The Company recorded no depreciation expense during the period ended June 30, 2003.

Note 6 - Stockholder's equity

The Company is currently authorized to issue 20,000,000 shares of its $0.001 par value common stock.

On April 25, 2003, the Company issued 6,883,588 shares of its $0.001 par value common stock to several individuals in exchange for consulting services to be performed over a period of 2 years valued at $6,884.

On June 5, 2003, the Company issued 1,116,412 shares of its $0.001 par value common stock to two individuals in exchange for fixed assets with a historical cost of $62,000.

                  Nutri Pharmaceuticals Research, Inc.
                     (a Development Stage Company)
                                 Notes
During the period ended June 30, 2003, the Company expensed $861 of deferred compensation.

There have been no other issuances of common stock.

Note 7 - Warrants and options

As of June 30, 2003, there were no warrants or options outstanding to acquire any additional shares of common stock.

Note 8 - Deferred compensation

On April 25, 2003, the Company engaged six individuals to perform consulting services for a period of two years in exchange for a total of 6,883,588 shares of its $0.001 par value common stock valued at $6,884. During the period ended June 30, 2003, the amount expensed was $861 and the balance in deferred compensation is $6,023.

Note 9 - Related party transactions

On April 25, 2003, the Company issued 5,583,588 shares of its $0.001 par value common stock to four individuals, who are also officers and directors of the Company, in exchange for consulting services to be performed over a period of 2 years valued at $5,584.

On June 5, 2003, the Company issued 583,038 shares of its $0.001 par value common stock to one individual, who is the brother of the president of the Company, in exchange for fixed assets with a historical cost of $62,000.

Office space and services are provided without charge by an officer, director and shareholder. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                                 PINOAK, INC.
                  INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

         The following unaudited pro forma condensed consolidated balance sheet presents the pro forma financial position of Pinoak, Inc. and NPRI, Inc.

         The unaudited pro forma condensed consolidated statements for the period ended June 30, 2003 reflect the combined results of Pinoak and NPRI as if the proposed combination of the two companies had occurred at the beginning of the year, adjusted to eliminate non-recurring costs, and to reflect new costs directly attributable to the transaction.

         For accounting purposes, the transaction described above is considered, in substance, a capital transaction rather than a business combination. It is equivalent to the issuance of common stock by NPRI for the net assets of Pinoak, accompanied by a recapitalization. This accounting treatment is identical to that resulting from an acquisition, except that no goodwill or other intangible asset has been recorded. Accordingly, the accompanying pro forma financial statements reflect the acquisition by NPRI of the net assets of Pinoak and the recapitalization of NPRI's stock based on the exchange ratio in the merger agreement.

         The unaudited pro forma condensed consolidated statement do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the companies' respective historical financial statements and notes included in this proxy statement/prospectus.

Beckstead and Watts, LLP
----------------------------
Certified Public Accountants
                                                        3340 Wynn Road, Suite B
                                                            Las Vegas, NV 89102
                                                                   702.257.1984
                                                             702.362.0540 (fax)


                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

The Unaudited Pro Forma Financial Information reflects financial information, which gives effect to the acquisition of all the 8,000,000 outstanding common shares of Nutri Pharmaceuticals Research, Inc. ("NPRI") (a Nevada Corporation) in exchange for 8,000,000 shares of common stock of Pinoak, Inc. ("PNKI") (a Nevada Corporation).

The Pro Forma Statements included herein reflect the use of the purchase method of accounting for the above transaction. The acquisition of NPRI (a Nevada Corporation), which closed on June 28, 2003 was accounted for as a reverse acquisition as the former stockholders of NPRI (a Nevada Corporation) controlled the voting common shares of the Company immediately after the acquisition. Such financial information has been prepared from, and should be read in conjunction with, the historical unaudited financial statements and notes thereto of NPRI and PNKI included in this registration statement.

The Pro Forma Balance Sheet gives effect to the transaction as if it had occurred on June 30, 2003. The Pro Forma Statement of Operations gives effect to the transaction as if it had occurred at the beginning of the earliest period presented, combining the results of the PNKI for the six months ended June 30, 2003 and NPRI for the period April 4, 2003 (Date of Inception) through June 30, 2003.

/s/ Beckstead and Watts, LLP
----------------------------

                                Pinoak, Inc.
                       (a Development Stage Company)
                         Consolidated Balance Sheet
                                June 30, 2003



Consolidated Balance Sheet

                                           Nutri
                                       Pharmaceuticals
                        Pinoak, Inc.   Research, Inc.               Pro Forma
                       (Nevada Corp.)  (Nevada Corp.)  Adjustments   balance
                       --------------  --------------  -----------  ---------
Assets

Current assets:
 Cash                  $          719  $            -  $            $     719
 Funds held in escrow          59,983               -                  59,983
                       --------------  --------------  -----------  ---------
  Total current assets         60,702               -            -     60,702
                       --------------  --------------  -----------  ---------

Fixed assets, net                   -          62,000                  62,000
                       --------------  --------------  -----------  ---------

                       $       60,702  $       62,000  $         -  $ 122,702
                       ==============  ==============  ===========  =========
 Liabilities and Stockholders' Equity

Current liabilities:
Subscriptions payable $       59,233  $            -  $            $  59,233
                       --------------  --------------  -----------  ---------
  Total current
   liabilities                59,233               -            -     59,233
                       --------------  --------------  -----------  ---------

Stockholders' equity:
 Preferred stock, $0.001
  par value, 5,000,000
  shares authorized,
  no shares issued and
  outstanding                       -               -                       -
 Common stock, $0.001
  par value, 20,000,000
  shares authorized,
  2,000,000 shares issued
  and outstanding               2,000           8,000                  10,000
 Additional paid-in
  capital                       2,820          60,884       (3,351)    60,353
 Deferred compensation              -          (6,023)                 (6,023)
 Retained earnings
  (deficit)                    (3,351)           (861)       3,351       (861)
                       --------------  --------------  -----------  ---------
                                1,469          62,000            -     63,469
                       --------------  --------------  -----------  ---------

                       $       60,702  $       62,000  $         -  $ 122,702
                       ==============  ==============  ===========  =========

  The accompanying notes are an integral part of these financial statements.

                                 Pinoak, Inc.
                        (a Development Stage Company)
                    Consolidated Statement of Operations
                               June 30, 2003


Consolidated Statement of Operations

                                           Nutri
                                       Pharmaceuticals
                        Pinoak, Inc.   Research, Inc.               Pro Forma
                       (Nevada Corp.)  (Nevada Corp.)  Adjustments   balance
                       --------------  --------------  -----------  ---------
Revenue                $            -  $            -  $         -  $       -
                       --------------  --------------  -----------  ---------

Expenses:
 General & administrative
  expenses                         60               -          (60)         -
 Consulting fees                    -             861            -        861
                       --------------  --------------  -----------  ---------
 Total expenses                    60             861          (60)       861
                       --------------  --------------  -----------  ---------

Net income (loss)      $          (60) $         (861) $        60  $    (861)
                       ==============  ==============  ===========  =========
 Weighted average number
 of common shares
 outstanding
                2,000,000       7,033,722            -  9,033,722
                       ==============  ==============  ===========  =========

Net loss per share     $        (0.00) $        (0.00) $         -  $   (0.00)
                       ==============  ==============  ===========  =========

  The accompanying notes are an integral part of these financial statements.

                                     Notes

Note 1

To reflect the recapitalization of NPRI with the book value of net assets of PNKI at the acquisition date. Because the acquisition was accounted for as a reverse acquisition, there was neither goodwill recognized nor any adjustments to the book value of the net assets of NPRI that would affect the pro forma statement of operations.

                                   APPENDIX A

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                       TO BE HELD ON [DATE] _____, 2003

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                      BOARD OF DIRECTORS OF PINOAK, INC.



         The undersigned stockholder of Pinoak, Inc., revoking all prior proxies, hereby appoints Mr. Rick Jesky, or each of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of Pinoak which the undersigned is entitled to vote at the special meeting of stockholders to be to be held at 10:30 a.m. local time on [date] ___ , 2003, at the offices of our corporate counsel, Thomas C. Cook, Esq., Thomas C. Cook and Associates, Ltd., 4955 South Durango, Suite 214 Las Vegas, Nevada 89113 and at any adjournments thereof, upon matters set forth in the notice of special meeting dated [date] _____, 2003 and the related proxy statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

         The undersigned hereby acknowledges receipt of a copy of the accompanying notice of special meeting of stockholders and of the proxy statement relating thereto, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

         When properly executed, this proxy will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted for proposals 1, 2, 3 and 4 and in the discretion of the persons named as proxies as to such other matters as may properly come before the meeting.

1. To approve the merger, approve and adopt the merger agreement and approve the issuance of shares pursuant to the merger agreement.

           FOR                  AGAINST                  ABSTAIN
           [_]                    [_]                      [_]

2. To approve an amendment to our certificate of incorporation to change our corporate name to "Nutri Pharmaceuticals Research, Inc."

           FOR                  AGAINST                  ABSTAIN
           [_]                    [_]                      [_]

3. To adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve Proposal No. 1.

           FOR                  AGAINST                  ABSTAIN
           [_]                    [_]                      [_]

4.    To transact such other business as may properly come before the meeting.

           FOR                  AGAINST                  ABSTAIN
           [_]                    [_]                      [_]


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSALS.


DATED:  __________, 2003


Signature of Stockholder(s):

---------------------------


Print Name:

---------------------------

Mark here if you plan to attend the meeting:

Mark here if your address has changed:

New address:


------------------------------------

     Please promptly date and sign this proxy and mail it in the enclosed envelope to assure representation of your shares. No postage need be affixed if mailed in the United States. PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON STOCK CERTIFICATE. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized partner or other person.

                                   APPENDIX B

                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

                                July 3, 2003

                                by and among

              Pinoak, Inc., a Nevada corporation ("Pinoak"),

                     Nutri Pharmaceutical Research, Inc.
                        a Nevada corporation ("NPRI"),

                    MERGER AGREEMENT AND PLAN OF REORGANIZATION

         MERGER AGREEMENT AND PLAN OF REORGANIZATION made as of July 3, 2003, by and among Pinoak, Inc., a Nevada corporation ("Pinoak"), having its principal place of business at 10801 E Grove, Mesa, AZ 85208 and Nutri Pharmaceutical Researh, Inc., a Nevada corporation ("NPRI"), having its principal place of business at 3566 Polaris Avenue, Suite 1, Las Vegas, NV 89103.

         WHEREAS, Pinoak is authorized to issue 20,000,000 shares of common stock, par value $0.001 per share (the "Pinoak common Stock"), of which 2,000,000 shares are issued and outstanding on the date hereof (the "Outstanding Pinoak Shares"), and 5,000,000 shares of preferred stock are authorized, par value $0.001 per share (the "Pinoak Preferred Stock"), none of which are issued and outstanding. Under Rule 419, 2,399,334 shares were purchased by the investors, these shares are being held in on the date hereof;

         WHEREAS, NPRI is authorized to issue 20,000,000 shares of its common stock, par value $0.001 par value ("NPRI Common Stock"), and 5,000,000 shares of preferred stock are authorized, par value $0.001 per share (the "NPRI Preferred Stock"), none of which are issued and outstanding, on the date hereof;

         WHEREAS, the respective Boards of Directors of Pinoak and NPRI, deem it advisable and generally to the advantage and welfare of Pinoak and NPRI and their respective shareholders that NPRI be merged with and into Pinoak under the terms and conditions hereinafter set forth (the "Merger"), the Merger to be effected pursuant to the Nevada General Corporation Law (the "NGCL") and to be a tax free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"),

         NOW, THEREFORE, in consideration of the premises, the parties hereto do mutually agree as follows:

         1. VOTE ON MERGER.
            --------------

                  (a) As soon as practicable after the date hereof, Pinoak shall cause a special meeting of its shareholders to be held to consider and vote upon the transactions contemplated by this agreement, including but not limited to the Merger, the change of Pinoak's name to " Nutri Pharmaceutical Research, Inc." the authorization of additional shares of Pinoak Common Stock, amendments to Pinoak, Inc.'s certificate of incorporation and by-laws (collectively, the "Shareholder Matters"). Pinoak shall promptly take such actions as may be necessary to effect the foregoing, including filing and using its commercially reasonable best efforts to cause to be declared effective a Post-Effective Amendment to its Form SB-2 Registration Statement, File No. 333-76242 (the "Post-Effective Amendment") pursuant to Rule 419 ("Rule 419") under the Securities Act of 1933, as amended (the "Securities Act").

                  (b) As soon as practicable after the date hereof, but in no event after October 24, 2003, Pinoak shall obtain the written consent of its shareholders to approve the Merger.

                  (c) If the Merger and the other Shareholder Matters are approved by the shareholders of Pinoak in accordance with the laws of the State of Nevada and the requirements of Rule 419, subject to the further conditions and provisions of this Agreement, a closing of the transactions contemplated by this Agreement shall be held (the "Closing"), and a certificate of merger and all other documents or instruments deemed necessary or appropriate by the parties hereto to effect the Merger shall be executed and filed with the Secretary of State of the State of Nevada as promptly as possible thereafter. The certificate of merger (the "Certificate of Merger") so filed shall be in the form as the Boards of Directors of Pinoak and NPRI shall mutually approve. The date and time that such Certificate of Merger is accepted for filing by the Secretary of State of Nevada shall be the "Effective Time."

                  (e) EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the NGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Pinoak and NPRI shall vest in NPRI as the surviving corporation in the Merger (referred to hereinafter sometimes as the "Surviving Corporation"), and all debts, liabilities and duties of Pinoak and NPRI shall become the debts, liabilities and duties of the Surviving Corporation.

                  (f) CERTIFICATE OF INCORPORATION; BYLAWS.
                      ------------------------------------

                           (1) At the Effective Time, the Certificate of
Incorporation of Pinoak, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation.

                           (2) The Bylaws of Pinoak, as in effect immediately
prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

                  (g) DIRECTORS AND OFFICERS. The initial directors of the Surviving Corporation shall be the directors of NPRI immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of NPRI immediately prior to the Effective Time, until their respective successors are duly appointed.

                  (h) EFFECT ON CAPITAL STOCK. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Pinoak, NPRI or the holders of any of the following securities, the following shall occur:

                           (1) CONVERSION OF NPRI COMMON STOCK.  Each share
of NPRI Common Stock issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted into the right to receive one share (the "Common Stock Exchange Ratio"), which represents 8,000,000 shares of Pinoak common Stock upon surrender of the certificate representing such share of NPRI Common Stock in the manner provided in Section 1(j) (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in
Section 1(l)).  The Pinoak shares will be issued to the
NPRI shareholders on their pro-rata ownership basis of NPRI.


                           (2) FRACTIONAL SHARES.  No fraction of an Pinoak
Share will be issued by virtue of the Merger, but in lieu thereof the number of shares of Pinoak Shares shall be rounded up to the nearest whole number.


                  (j) SURRENDER OF CERTIFICATES.
                      -------------------------

                           (1) EXCHANGE AGENT. NPRI shall select a bank,
trust company or bonded/licensed escrow company to act as the exchange agent (the "Exchange Agent") in the Merger.

                           (2) PINOAK TO PROVIDE PINOAK SHARES.  As
promptly as practicable after the Effective Time, Pinoak shall make available to the Exchange Agent for exchange in accordance with this Article I, that number of Pinoak Shares as is issuable pursuant to Section 1(h) in exchange for outstanding shares of NPRI Common Stock and NPRI Preferred Stock and any dividends or distributions to which holders of shares of NPRI Common Stock and NPRI Preferred Stock may be entitled pursuant to Section 1(j)(4).

                           (3) EXCHANGE PROCEDURES. As soon as practicable
after the Effective Time, Pinoak shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding NPRI Shares whose shares were converted into the right to receive Pinoak Shares pursuant to this Agreement, and any dividends or other distributions pursuant to Section 1(j)(4), (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Pinoak may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Pinoak Shares and any dividends or other distributions pursuant to Section 1(j)(4). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Pinoak, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole Pinoak Shares into which their NPRI Shares were converted at the Effective Time and any dividends or distributions payable pursuant to Section 1(j)(4), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1(j)(4) as to the payment of dividends, to evidence only the ownership of the number of full Pinoak Shares into which such NPRI Shares shall have been so converted and any dividends or distributions payable pursuant to Section 1(j)(4).

                           (4) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES
AND ADDITIONAL MERGER CONSIDERATION. No dividends or other distributions declared or made after the date of this Agreement with respect to Pinoak Shares with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the Pinoak Shares represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall promptly deliver to the record holders thereof, without interest, certificates representing whole Pinoak Shares issued in exchange therefor along with the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole Pinoak Shares.

                           (5) TRANSFERS OF OWNERSHIP. If Pinoak Shares are
to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Pinoak or any agent designated by it any transfer or other taxes required by reason of the issuance of Pinoak Shares in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Pinoak or any agent designated by it that such tax has been paid or is not payable.

                           (6) REQUIRED WITHHOLDING. Each of the Exchange
Agent, Pinoak and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of NPRI Shares such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

                           (7) NO LIABILITY. Notwithstanding anything to the
contrary in this Section 1(j)(7), neither the Exchange Agent, Pinoak, the Surviving Corporation nor any party hereto shall be liable to a holder of Pinoak Shares or NPRI Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (k) NO FURTHER OWNERSHIP RIGHTS IN NPRI SHARES. All Pinoak Shares issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such NPRI
Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of NPRI Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

                  (l) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the Pinoak Shares into which the NPRI Shares represented by such Certificates were converted pursuant to Section 1(h) and any dividends or distributions payable pursuant to Section 1(j)(4); provided, however, that Pinoak may, in its discretion and as a condition precedent to the issuance of such certificates representing the Pinoak Shares, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Pinoak, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                  (m) TAX CONSEQUENCES. The parties hereto intend that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

                  (n) TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Pinoak and NPRI, then Pinoak and NPRI will cause their respective current officers to take all such lawful and necessary action. Pinoak shall perform all of its obligations relating to this Agreement and the transactions contemplated hereby.

         2. REPRESENTATIONS AND WARRANTIES BY NPRI. NPRI represents and warrants as follows:

                  (a) NPRI is a duly organized and validly existing corporation in good standing under the laws of the State of Nevada, authorized to issue the NPRI Common Stock and the NPRI Preferred Stock. The issued and outstanding capital stock of NPRI consists only of the shares set forth in Section 2(a) of the NPRI Schedule, and except as set forth thereon there are no issued or outstanding rights, options or warrants to purchase NPRI Common Stock or any issued or outstanding securities of any nature convertible into NPRI Common Stock. The issued and outstanding shares of NPRI Common Stock have all been issued pursuant to an appropriate exemption from the registration requirements of the Securities Act and from any applicable registration requirements of the various states.

                  (b) NPRI has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of NPRI. This Agreement has been duly executed and delivered by NPRI and constitutes a valid and binding obligation of NPRI, enforceable against NPRI in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights.

                  (c) NPRI is qualified as a foreign corporation in all jurisdictions where its business or ownership of assets or properties so requires, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of NPRI (an "NPRI Material Adverse Effect"). The business of NPRI does not require it to be registered as an investment company or investment adviser as such terms are defined under the Investment Company Act of 1940 and the Investment Advisers Act of 1940, each as amended.

                  (d) The consolidated financial statements of NPRI, consisting of its balance sheet as at June 30, 2003, its statement of operations for the year ended June 30, 2003, its statement of stockholders' equity for the year ended June 30, 2003, and its statement of cash flows for the year ended June 30, 2003, all together with accompanying notes, have been prepared in accordance with GAAP, are true, complete, and accurate in all material respects and fairly present the consolidated financial position, results of operations and other information purported to be shown therein of NPRI, at the date and for the respective periods to which they apply. The financial statements of NPRI referred to above in this Section 2(e) are hereinafter collectively referred to as the "NPRI Financial Statements." Since the inception of NPRI on April 4, 2003, the business of NPRI has been operated in all material respects only in the ordinary course and there has not been any NPRI Material Adverse Effect except as set forth in the NPRI Financial Statements.

                  (e) There are no material liabilities (including, but not limited to material tax liabilities) or material claims against NPRI (whether such liabilities or claims are contingent or absolute, direct or indirect, matured or unmatured) not described in the NPRI Financial Statements, other than liabilities incurred in the ordinary course of business since the date of the NPRI Financial Statements.

                  (f) All federal, state, county and local income, excise, property and other material tax returns required to be filed by NPRI has been filed and all required taxes, fees assessments have been paid or an adequate reserve therefor has been established as described in the NPRI Financial Statements. All tax returns filed by NPRI are true, correct and complete. The income tax returns of NPRI have never been audited by any authority empowered to do so, where any such audit could reasonably be expected to have a NPRI Material Adverse Effect. All taxes required by law to be withheld or collected have been so withheld or collected and, to the extent required, paid to the proper governmental body.

                  (g) Except as described in the NPRI Financial Statements, NPRI has good and marketable title in all material respects to all its furniture, fixtures, equipment and other owned assets as set forth in the NPRI Financial Statements and such assets are owned free and clear of all material security interests, pledges, liens, restrictions and encumbrances of every kind and nature, except as set forth in the NPRI Financial Statements.

                  (h) The accounts receivable, net of reserves, set forth in the NPRI Financial Statements represent amounts due for goods sold or services rendered by NPRI in the ordinary course of business and, except as reserved for in the NPRI Financial Statements, are, to the best knowledge of NPRI, collectable in all material respects in the ordinary course of business.

                  (i) Copies of all written material agreements, contracts, arrangements, understandings and commitments, including, without limitation, real estate leases and loan agreements (collectively, "Contracts"), to which NPRI is a party, by which NPRI is bound, or from which NPRI is entitled to receive substantial benefits, and a summary of the provisions of each oral material contract, have been delivered to Pinoak. There is no default by NPRI under any such Contract that could reasonably be expected to have a NPRI Material Adverse Effect. The validity and enforceability of and rights of NPRI contained in each such Contract shall not be materially adversely affected by the Merger or the transactions contemplated hereby.

                  (j) There are no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against NPRI which could reasonably be expected to have a NPRI Material Adverse Effect or which challenge the validity or propriety of the transactions contemplated by this Agreement and, to NPRI's knowledge, there is no reasonable basis for any such proceeding, claim, action or governmental investigation. NPRI is not a party to or bound by any order, judgment or decree which could reasonably be expected to have a NPRI Material Adverse Effect.

                  (k) Since June 30, 2003, there have been (i) no bonuses or extraordinary compensation paid to any of the officers or directors of NPRI,
(ii) no loans made to or any other transactions with any of the officers or directors of NPRI or their families, (iii) no dividends or other distributions declared or paid by NPRI, and (iv) no purchase by NPRI of any of its capital shares.


                  (l) Since June 30, 2003, NPRI has not issued or committed itself to issue, and until after the Effective Time will not issue or commit itself to issue any NPRI Common Stock or any options, rights, warrants, or other securities convertible into NPRI Common Stock except pursuant to options, rights, warrants or other convertible securities issued and outstanding as of the date hereof except as contemplated by this Agreement.

                  (m) NPRI has maintained casualty and liability policies and other insurance policies with respect to its business which are appropriate and customary for businesses similar to NPRI in size, industry and risk profile. Copies of all of the policies of insurance and bonds presently in force with respect to NPRI, including without limitation those covering properties, buildings, machinery, equipment, worker's compensation, officers and directors and public liability, shall be delivered to Pinoak upon written request. All such insurance is outstanding and in full force and effect, with all premiums thereon duly paid and NPRI has not received any notice of cancellation of any such policies.

                  (n) NPRI has patent applications pending, trademark registrations pending, copyright registrations or applications pending which, it considers its other registered intellectual property.

                  (o) Since inception, NPRI has in all material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations, except where the failure to so comply could not reasonably be expected to have a NPRI Material Adverse Effect. NPRI has all licenses, permits, orders, and approvals from all governmental bodies required for the conduct of its businesses and is not in violation of any such license, permit, order, or approval, where the lack of such license, permit, etc. would have an NPRI Material Adverse Effect. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation thereof has been threatened.

                  (p) Except as described in the NPRI Financial Statements, since June 30, 2003 there have been no loans, leases or other Contracts outstanding between NPRI and any officer or director of NPRI or any person or entity related to any officer or director of NPRI.

                  (q) Since June 30, 2003, neither NPRI, any promoter, officer or director of NPRI, nor any person intended to become an officer or director of NPRI has been the subject of:

                           (1) a petition under the Federal bankruptcy laws or
any other insolvency law nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within five years before the time of such filing, or any corporation or business association of which he was an executive officer at or within five years before the time of such filing;

                           (2) a conviction in a criminal proceeding or a named
subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated);

                           (3) any order, judgment or decree, not subsequently
reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                                    (i) Acting as a futures commission
merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                                    (ii)  Engaging in any type of business
practice; or

                                    (iii) Engaging in any activity in
connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

                           (4) any order, judgment or decree, not subsequently
reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

                           (5) a finding by a court of competent jurisdiction
in a civil action or by the Securities and Exchange Commission (the "Commission") to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

                           (6) a finding by a court of competent jurisdiction
in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

                  (r) NPRI has no pension plan, profit sharing or similar employee benefit plan.

                  (s) Except for the consent and approval of the shareholders of Pinoak and NPRI and the filing of the Certificate of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by NPRI of this Agreement and (ii) the consummation by NPRI of the Merger and the other transactions contemplated hereby.

                  (t) No employees of NPRI are on strike or threatening any strike or work stoppage. NPRI has no obligations under any collective bargaining or labor union agreements. NPRI is not involved in any material controversy with any of its employees or any organization representing any of its employees.

                  (u) None of the information supplied or to be supplied by or about NPRI for inclusion in the Post-Effective Amendment to be furnished to the Pinoak shareholders concerning the Merger contains or will contain any untrue statement of a material fact or omit or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (v) The execution and delivery by NPRI of this Agreement, the consummation and performance the transactions herein contemplated, and compliance with the terms of this Agreement by NPRI will not conflict with, result in a breach of or constitute a default under any indenture, mortgage, deed of trust or other material agreement, instrument or Contract to which NPRI is now a party or by which it or any of its assets or properties is bound or the Articles of Incorporation, as amended, or the bylaws of NPRI, as amended, or any law, order, rule or regulation, writ, injunction, judgment, or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over NPRI or any of its business or properties, which conflict, breach or default could reasonably be expected to have a NPRI Material Adverse Effect.

         3. REPRESENTATIONS AND WARRANTIES RELATING TO PINOAK. Pinoak represents and warrants as follows:

                  (a) Pinoak is a duly organized and validly existing corporation in good standing under the laws of the State of Nevada, authorized to issue only 20,000,000 shares of Pinoak common Stock and 5,000,000 shares of preferred stock, $0.001 par value, the rights, powers and designations of which have not been established by the Board of Directors of Pinoak. Immediately prior to the Effective Time, there will be issued and outstanding, 2,000,000 shares of Pinoak Common Stock, all of which will be fully paid and nonassessable (the "Outstanding Pinoak Shares"). Under Rule 419, 2,399,334 shares purchased by the investors were placed in escrow pending:

     o distribution of a reconfirmation prospectus to the investors describing the acquisition of NPRI; and
     o the subsequent reconfirmation by at least 80% of the investors that they have elected to remain investors.

There are no issued or outstanding options, warrants or other rights, contingent or otherwise, to purchase or acquire shares of Pinoak common Stock or any issued or outstanding securities of any nature convertible into shares of Pinoak Common Stock. The issued and outstanding shares of Pinoak common Stock have all been issued pursuant to an effective registration statement or an appropriate exemption from the registration requirements of the Securities Act and from any applicable registration requirements of the various states.

                  (b) Since its inception, the business of Pinoak has been limited to the search for an acquisition or merger partner and, except for transactions related thereto or related to its status as a publicly held company, it has not engaged in any other business or activity.

                  (c) Pinoak has full power and authority to enter into this Agreement and, subject to obtaining the approval of its shareholders, to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of Pinoak. This Agreement has been duly executed and delivered by Pinoak and constitutes a valid and binding obligation of Pinoak enforceable against Pinoak in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights.

                  (d) Pinoak is qualified as a foreign corporation in all jurisdictions where its business or ownership of assets or properties so requires, except where the failure to be so qualified would not have a material adverse effect on the business or financial condition of Pinoak (an "Pinoak Material Adverse Effect"). The business of Pinoak does not require it to be registered as an investment company or investment adviser as such terms are defined under the Investment Company Act of 1940 and the Investment Advisers Act of 1940, each as amended.

                  (e) Pinoak has no subsidiaries.

                  (f) The financial statements of Pinoak, consisting of its balance sheets as at December 31, 2002, and its statement of operations, its statement of stockholders' equity and its statement of cash flows for the year ended December 31, 2002, all together with accompanying notes, as set forth in Pinoak's Registration Statement on Form SB-2, have been audited by independent public accountants and fairly present the consolidated financial position, results of operations and other information purported to be shown therein of Pinoak, at the date and for the respective periods to which they apply. The unaudited financial statements of Pinoak, consisting of its balance sheet as at June 30, 2002 and 2001, its statement of income, statement of stockholders' equity and statement of cash flows for the six months ended June 30, 2002, as set forth in Pinoak's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002 (the "Form 10-QSB," and collectively with the Registration Statement, the "SEC Reports"), have been prepared in accordance with generally accepted accounting principles, have been adjusted for all normal and recurring accruals, and fairly present the consolidated financial position, results of operations and other information purported to be shown therein of Pinoak, at the date and for the respective periods to which they apply. The audited financial statements and the unaudited financial statements of Pinoak are hereinafter referred to as the "Pinoak Financial Statements." The Pinoak Financial Statements have been delivered to NPRI.

                  (g) The business of Pinoak, as described in the SEC Reports, has only been operated in the ordinary course. There has not been any material change in the financial condition of Pinoak from that set forth in the Form 10-QSB except for (i) transactions in the ordinary course of business, (ii) transactions relating to this Agreement, and (iii) the incurring of expenses or liabilities relating to this Agreement.

                  (h) There are, and at the Effective Time will be, no liabilities (including, but not limited to, tax liabilities) or claims against Pinoak(whether such liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured) not appearing on the PinoakFinancial Statements, except for (i) liabilities for expenses incurred relating to this Agreement and the consummation of the transactions contemplated by this Agreement and (ii) liabilities and commitments incurred or made in the ordinary course of Pinoak's business or taxes incurred on earnings since June 30, 2003, each as listed on the Pinoak Disclosure Schedule attached hereto.

                  (i) All federal, state, county and local income, excise, property or other tax returns required to be filed by Pinoak have been filed and all required taxes, fees or assessments have been paid or an adequate reserve therefor has been set up in the Pinoak Financial Statements. Pinoak's income tax returns have never been audited by any authority empowered to do so.

                  (j) Pinoak has no fixtures, furniture, equipment, inventory or accounts receivable.

                  (k) Pinoak has no material Contracts to which it is a party, except those between the parties hereto, and as described in the SEC Reports and except filing and other requirements associated with Pinoak's initial public offering of securities and its status as a publicly held company.

                  (l) There are no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Pinoak, or challenging the validity or propriety of the transactions contemplated by this Agreement and, to Pinoak's and Pinoak's best knowledge, there is no reasonable basis for any such proceeding, claim, action or governmental investigation. Pinoak is not a party to or bound by any order, judgment or decree which will, or might reasonably be expected to have a Pinoak Material Adverse Effect.

                  (m) There have been: (i) no salaried or otherwise compensated employees and no bonuses paid to any officer or director of Pinoak; (ii) no loans made to or transactions with any officer or director of Pinoak other than loans by officers to provide working capital described in the SEC Reports, which shall not exceed $10,000 at the Effective Time; (iii) no cash dividends or other cash distributions declared or paid by Pinoak; and (iv) no purchase by Pinoak of any Pinoak Shares.

                  (n) Since June 30, 2003, Pinoak has not issued or committed itself to issue, and prior to the Effective Time will not issue or commit itself to issue any additional common shares (other than the outstanding Pinoak Shares) or any options, rights, warrants, or other securities convertible into common shares, except as contemplated by this Agreement.

                  (o) Pinoak has furnished to NPRI true and complete copies, including exhibits and, as applicable, amendments thereto, of (i) Pinoak's Registration Statement, including all post-effective amendments thereto, for its initial public offering; (ii) the Prospectus contained therein; and (iii) each Quarterly Report on Form 10-QSB and each Annual Report on Form 10-KSB issued by Pinoak since its inception. None of such filings contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading a the time of such filings.

                  (p) Pinoak has no patents, patent applications, trademarks, trademark registrations, trade names, copyrights, copyright registrations or applications therefor.

                  (q) Since its inception, Pinoak has in all material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations.

                  (r) Except as set forth in the SEC Reports or otherwise disclosed pursuant hereto, there are no loans, leases or other contracts outstanding between Pinoak and any officer or director of Pinoak or any person related to any officer or director of Pinoak

                  (s) Since Pinoak's inception, no officer or director of Pinoak has been the subject of:

                           (1) a petition under the Federal bankruptcy laws or
any other insolvency law nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

                           (2) a conviction in a criminal proceeding or a named
subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated);

                           (3) any order, judgment or decree, not subsequently
reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                                    (i) Acting as a futures commission
merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                                    (ii)  Engaging in any type of business
practice; or

                                    (iii) Engaging in any activity in
connection with the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

                           (4) any order, judgment or decree, not subsequently
reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

                           (5) a finding by a court of competent jurisdiction
in a civil action or by the Commission to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

                           (6) a finding by a court of competent jurisdiction
in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed suspended or vacated.

                  (t) Pinoak has no pension plan, profit sharing or similar employee benefit plan.

                  (u) Except for the consent and approval of the shareholders of Pinoak, Pinoak and NPRI and the filing of the Certificate of Merger, and the effectiveness of the Registration Statement, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by Pinoak of this Agreement and (ii) the consummation of the Merger and the other transactions contemplated hereby.

                  (v) None of the information supplied or to be supplied by or about Pinoak for inclusion in the Post-Effective Amendment to be furnished to Pinoak shareholders concerning the Merger contains or will contain any untrue statement of a material fact or omit or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (w) The execution and delivery by Pinoak of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by Pinoak will not conflict with, result in a breach of or constitute default under any indenture, mortgage, deed of trust or other agreement, instrument or Contract to which Pinoakis now a party or by which it or any of its assets or properties is bound or the Certificate of Incorporation, as amended, or the bylaws of Pinoak, in each case as amended, or any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Pinoak or any of its business or properties.

         4. RIGHTS AND LIABILITIES OF SURVIVING CORPORATION. At and after the Effective Time, NPRI, as the surviving corporation, shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal, and mixed, of each of the constituent corporations; all debts due to either of the constituent corporations on whatever account shall be vested in NPRI; all claims, demands, property, rights, privileges, powers, and franchises and every other interest of either of the constituent corporations shall be as effectively the property of NPRI as they were of the respective constituent corporations; the title to any real estate by deed or otherwise in either of the constituent corporations shall not revert or be in any way impaired by reason of the merger, but shall be vested in NPRI; all rights of creditors and all liens upon any property of either of the constituent corporations shall be preserved unimpaired, limited in lien to the property affected by such lien at the Effective Time; all debts, liabilities, and duties of the respective constituent corporations shall thenceforth attach to NPRI and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it; and NPRI shall indemnify and hold harmless Pinoak and the officers and directors of each of the constituent corporations against all such debts, liabilities, and duties and against all claims and demands arising out of the Merger. At and after the Effective Time, Pinoak shall continue to indemnify all prior officers and directors of Pinoak to the maximum extent permitted by the Certificate of Incorporation and Bylaws of Pinoak. To the extent the Surviving Corporation obtains insurance covering its officers and directors, then it will maintain such coverage for the present officers and directors of Pinoak for a period of five years from and after the Effective Time, if and to the extent that maintaining such coverage does not in management's reasonable discretion result in material additional expense to NPRI.

         5. REASONABLE EFFORTS; NOTIFICATION.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from governmental entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with governmental entities, if any) and (ii) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

                  (b) Each of NPRI and Pinoak shall give prompt notice to the other of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, or any failure of such party to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 8 or 9 could reasonably be expected to not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         6. FURTHER ASSURANCES OF TITLE. As and when requested by NPRI or by its successors or assigns, Pinoak shall execute and deliver or cause to be executed and delivered all such deeds and instruments and will take or cause to be taken all such further action as NPRI may deem necessary or desirable in order to invest in and confirm to NPRI title to and possession of its property acquired by NPRI by reason or as a result of the Merger and otherwise to carry out the intent and purposes hereof, and the officers and directors of Pinoak and NPRI are fully authorized in the name of Pinoak, NPRI or otherwise to take any and all such action.

         7. CONDITIONS TO OBLIGATIONS TO PINOAK. The obligation of NPRI to consummate the Merger is subject to satisfaction of the following conditions prior to the Effective Time:

                  (a) That the shareholders of NPRI, at a meeting of its shareholders duly called and held, shall have approved the Merger and all other Shareholder Matters, all subject to the consummation of the Merger.

                  (b) NPRI shall have delivered to Pinoak audited financial statements as at and for the period ended June 30, 2003 and such financial statements shall evidence no NPRI Material Adverse Change from the date of NPRI Financial Statements. Except as disclosed in or as contemplated by this

Agreement or in the NPRI Schedule, that no material adverse change in the aggregate shall have occurred in the consolidated financial condition of NPRI since June 30, 2003.

                  (c) That NPRI shall have performed and complied in all material respects with the provisions and conditions of this Agreement to be performed and complied with, and that the representations and warranties made by NPRI in this Agreement are true and correct in all material respects, both when made and as of the Effective Time subject to NPRI making such modifications to the NPRI Disclosure Schedule as may be necessary provided that no such modification shall constitute an NPRI Material Adverse Effect.

                  (d) That this Agreement and the transactions contemplated hereby shall have been approved by appropriate corporate action of NPRI, including by written consent of the shareholders of NPRI, and that corporate votes and resolutions to that effect in form and substance reasonably satisfactory to Pinoak and its counsel have been delivered to Pinoak.

         Compliance with the provisions of subparagraphs (a) through (d) of this paragraph shall be evidenced by the certificate of the President and Secretary of NPRI and the certificate of the President and Secretary of NPRI to be delivered at Closing.

         8. CONDITIONS TO OBLIGATIONS TO NPRI. The obligations of Pinoak to consummate the Merger are subject to satisfaction of the following conditions prior to the Effective Time:

                  (a) That the shareholders of Pinoak, at a meeting of its shareholders duly called and held, shall have approved the Merger and all other Shareholder Matters, all subject to the consummation of the Merger.

                  (b) That the Merger and all other Shareholder Matters, including without limitation the amendment to Pinoak certificate of incorporation shall have been approved by the shareholders of Pinoak on terms satisfactory to NPRI, all subject to the consummation of the Merger.

                  (c) That Pinoak's Board of Directors and officers shall have resigned seriatim subject to the consummation of the Merger.

                  (d) That no material transactions shall have been entered into by Pinoak other than transactions in the ordinary course of business since June 30, 20032, other than as referred to in this Agreement, except with the prior written consent of NPRI.

                  (e) That no material adverse change shall have occurred in the financial condition of either Pinoak since June 30, 2003, other than as referred to in this Agreement.

                  (f) That Pinoak shall each have performed and complied in all material respects with the provisions and conditions of this Agreement to be performed and complied with and that the representations and warranties made by Pinoak are true and correct in all material respects, both when made and as of the Effective Time.

                  (g) That Pinoak shall have complied with all applicable provisions of Rule 419 under the Securities Act, including the effectiveness of the Post-Effective Amendment with the Commission and the circulation of a reconfirmation offer to each original investor in Pinoak.

                  (h) That the SEC shall have declared the Post-Effective Amendment effective, no stop order suspending the effectiveness of the Post-Effective Amendment or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the prospectus included therein, shall have been initiated or threatened in writing by the SEC.

         Compliance with the provisions of subparagraphs (a) through (h) of this paragraph shall be evidenced by the certificate of the President and Secretary of Pinoak and the certificate of the President and Secretary of Pinoak to be delivered at Closing.

          9. ABANDONMENT. This Agreement and the Merger may be abandoned (a) by NPRI, on the one hand, or Pinoak, on the other hand, acting by their respective Boards of Directors, in the event of the failure at the Closing of any condition in favor of such party to which the consummation of the Merger is subject, or (b) by the mutual consent of the parties, acting each by its Board of Directors, at any time after such adoption by such shareholders and prior to the Effective Time. In the event of abandonment of this Agreement, the same shall become wholly void and of no effect hereof, there shall be no further liability or obligation hereunder on the part of any of the parties, their respective Boards of Directors or any other party to this Agreement.

         10. CLOSING OR TERMINATION.
             ----------------------

                  (a) In the event the Closing of this Agreement shall not take place by October 24, 2003, then any party shall have the right to terminate this Agreement in which event no party shall have any further right or obligation as against any other, except as set forth in Section 11(b).

         11. DELIVERY OF CORPORATE PROCEEDINGS OF PINOAK. At the Closing, Pinoak shall deliver to NPRI's counsel the originals or certified copies of all of the corporate proceedings of Pinoak, duly certified by its Secretary, relating to this Agreement.

         12. DELIVERY OF CORPORATE PROCEEDINGS OF NPRI. At the Closing, NPRI shall deliver to Pinoak's counsel the originals of all of the corporate proceedings of NPRI, duly certified by its Secretary, relating to this Agreement.

         13. FURTHER AGREEMENTS; 1934 ACT REPORTING. Within 15 days after the Effective Time, NPRI, the surviving company, shall file an appropriate Form 8-K Current Report with respect to the Merger pursuant to the Securities Exchange Act of 1934, as amended. NPRI, the surviving company, shall thereafter file such audited and other financial statements pursuant to the requirements of Form 8-K, such financial statements to be filed within the time period set forth in Form 8-K.

         14. LIMITATION OF LIABILITY. The representations and warranties made by any party to this Agreement are intended to be relied upon only by the other parties to this Agreement, and by no other person. Nothing contained in this Agreement shall be deemed to confer upon any person not a party to this Agreement any third party beneficiary rights or any other rights of any nature whatsoever, and only to the extent expressly referred to herein.

         15. FURTHER INSTRUMENTS AND ACTIONS. Each party shall deliver such further instruments and take such further action as may be reasonably requested by any other in order to carry out the intents and purposes of this Agreement.

         16. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada, without reference to its conflicts of laws principles, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         17. RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         18. ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section 20 shall be void.

         19. NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, sent via overnight courier, sent by facsimile, or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

         If to NPRI:            Nutri Pharmaceuticals Research, Inc.
                                3566 Polaris Avenue, Suite 1
                                Las Vegas, NV  89103
                                Attention:  Godfrey Yew
                                Telephone:  (702) 871-6300


         If to Pinoak:          Pinoak, Inc.
                                10801 E. Grove Street
                                Mesa, AZ  85208
                                Attention:  Rick Jesky
                                Telephone:  (702) 984-8446


         or to such other person or entity or at such other address as any party shall designate by notice to the other in accordance with this Section 19.

         Notices provided in accordance with this Section 19 shall be deemed delivered (i) upon personal delivery with signature required, (ii) one Business Day after they have been sent to the recipient by reputable overnight courier service (charges prepaid and signature required) (iii) upon confirmation, answer back received, of successful transmission of a facsimile message containing such notice if sent between 9 a.m. and 5 p.m., local time of the recipient, on any Business Day, and as of 9 a.m. local time of the recipient on the next Business Day if sent at any other time, or (iv) three Business Days after deposit in the mail. The term "Business Day" as used in this Section 19 shall mean any day other than Saturday, Sunday or a day on which banking institutions are not required to be open in Las Vegas, Nevada. Copies of any notices hereunder may be sent by email, but transmission by such means alone shall not constitute delivery of notice under this Section 19.

         20. BINDING AGREEMENT. This Agreement, represents the entire agreement among the parties hereto with respect to the matters described herein and is binding upon and shall inure to the benefit of the parties hereto and their legal representatives, successors and permitted assigns. This Agreement may not be assigned and, except as stated herein, may not be altered or amended except in writing executed by the party to be charged.

         21. COUNTERPARTS. This Agreement may be executed in counterparts, all of which, when taken together, shall constitute the entire Agreement.

         22. SEVERABILITY. The provisions of this Agreement shall be severable, so that the unenforceability, validity or legality of any one provision shall not affect the enforceability, validity or legality of the remaining provisions hereof.


         IN WITNESS WHEREOF, the parties hereto have made and executed this Agreement as of the day and year first above written.

                                  Nutri Pharmaceuticals Research, Inc.

                                  By: /s/  Godfrey Yew
                                      -------------------------------------
                                      Godfrey Yew
                                      Chairman and Chief Executive Officer



                                  PINOAK, INC.

                                  By: /s/  Rick Jesky
                                      -------------------------------------
                                  Name:  Rick Jesky
                                  Title: President and Secretary

                                   APPENDIX C

                         NEVADA GENERAL CORPORATION LAW

      NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

      (Added to NRS by 1995, 2086)


      NRS 92A.305 "Beneficial stockholder" defined. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

      (Added to NRS by 1995, 2087)


      NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation.

      (Added to NRS by 1995, 2087)


      NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

      (Added to NRS by 1995, 2087; A 1999, 1631)


      NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

      (Added to NRS by 1995, 2087)


      NRS 92A.325 "Stockholder" defined. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

      (Added to NRS by 1995, 2087)


      NRS 92A.330 "Stockholder of record" defined. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

      (Added to NRS by 1995, 2087)

      NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

      (Added to NRS by 1995, 2087)


      NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

      (Added to NRS by 1995, 2087)


      NRS 92A.410 Notification of stockholders regarding right of dissent.

      1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

      2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

      (Added to NRS by 1995, 2089; A 1997, 730)


      NRS 92A.420 Prerequisites to demand for payment for shares.

      1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

      (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

      (b) Must not vote his shares in favor of the proposed action.

      2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

      (Added to NRS by 1995, 2089; 1999, 1631)

      NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

      1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

      2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

      (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

      (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

      (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

      (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

      (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

      (Added to NRS by 1995, 2089)


      NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

      1.  A stockholder to whom a dissenter's notice is sent must:

      (a) Demand payment;

      (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

      (c) Deposit his certificates, if any, in accordance with the terms of the notice.

      2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

      3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

      (Added to NRS by 1995, 2090; A 1997, 730)

      NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

      1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

      2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

      (Added to NRS by 1995, 2090)


      NRS 92A.460 Payment for shares: General requirements.

      1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

      (a) Of the county where the corporation's registered office is located;
or

      (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

      2.  The payment must be accompanied by:

      (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

      (b) A statement of the subject corporation's estimate of the fair value of the shares;

      (c) An explanation of how the interest was calculated;

      (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

      (e) A copy of NRS 92A.300 to 92A.500, inclusive.

      (Added to NRS by 1995, 2090)

      NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter's notice.

      1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

      2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

      (Added to NRS by 1995, 2091)


      NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

      1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

      2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

      (Added to NRS by 1995, 2091)


      NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

      1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60*day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

      2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

      3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

      4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

      5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

      (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

      (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

      (Added to NRS by 1995, 2091)


      NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

      1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

      2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

      (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

      (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

      3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

      4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

      5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

      (Added to NRS by 1995, 2092)

                                  APPENDIX D

                           TEXT OF PROPOSED AMENDMENT

                          CERTIFICATE OF AMENDMENT
                                   OF THE
                          ARTICLES OF INCORPORATION
                                     OF
                               PINOAK, INC.


(Pursuant to NRS 78.385 and 78.390 -- After Issuance of Stock)

      We the undersigned do hereby certify that:

     1. Pinoak, Inc. (the "Corporation") is a corporation formed under the laws of the State of Nevada, and its Articles of Incorporation were filed in the office of the Secretary of State on December 31, 1998, file number:
# C31079-1998.

     2. The Articles of Incorporation are hereby amended by deleting the existing ARTICLE I entitled "Name of Company" and replacing it in its entirety with the following amendment:

     ARTICLE 1:  The name of Company:

                    Nutri Pharmaceuticals Research, Inc.

     3. This amendment to the Articles of Incorporation has been duly adopted in accordance General Corporation Law of the State of Nevada.

     4. The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is: ___________; that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

     5. The number of shares voted for such amendments was ________ (__%) and the number voted against such amendment was ___ (__%).

     The undersigned has signed these Articles on [date], 2003.


By:____________________________
Name:
Title: Secretary

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of officers and directors

Except as set forth in the following part of this document, there is no charter provision, bylaw, contract, arrangement or statute under which any officer or director of the registrant is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

Nevada Law
----------

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows:

Every director, officer, or employee of the corporation shall be indemnified by the corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon her/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

The Securities and Exchange Commission's Policy on Indemnification.
-------------------------------------------------------------------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

         Pinoak's estimated expenses in connection with the issuance and distribution of the securities being registered are estimated to be as follows:


                                                        Amount to be Paid
                                                        -----------------
SEC Registration Fee                                           $    18
Blue Sky filing fees                                           $ 5,000
Legal Fees and Expenses                                        $25,000
Printing and Engraving Expenses                                $ 1,000
Accountants' Fees and Expenses                                 $ 8,000
Incorporation Fees/Annual Fees                                 $ 1,400
Escrow Agent fees                                              $   500
Transfer Agent fees                                            $   600
Miscellaneous                                                  $   900
                                                              --------
Total                                                          $42,418


The foregoing expenses, except for the SEC fees, are estimated.

There will be no compensation paid or due or owing to any officer or director.


RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth information relating to all previous sales of Common Stock by the Registrant. This sales was not registered under the Securities
Act:

Pinoak, Inc.

The registrant sold securities in the manner set forth below without registration under the Securities Act of 1933 (the "Act"). On or about December 7, 2001, the company raised $2,022.00 through a cash sale of 2,000,000 shares of common stock at a price of $.001. The Company relied on exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of 2,000,000 shares of common stock to Mr. Rick Jesky, founder of the Company.


Nutri Pharmaceuticals Research, Inc.
------------------------------------
From its inception NPRI has sold the following securities in reliance on one or more exemptions from registration under the Securities Act of 1933, as amended, including the exemptions under Section 4(2) thereof.

         SALES OF COMMON STOCK

On April 25, 2003, the Company issued 6,883,588 shares of its $0.001 par value common stock to several individuals in exchange for consulting services to be performed over a period of 2 years valued at $6,884.

On June 5, 2003, the Company issued 1,116,412 shares of its $0.001 par value common stock to two individuals in exchange for fixed assets with a historical cost of $62,000.

EXHIBITS

                                  EXHIBIT INDEX
-------------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE   TITLE OF DOCUMENT                     LOCATION
        NUMBER
-------------------------------------------------------------------------
         2.1        Escrow Agreement*                     Previously
                                                          filed
------------------------------------------------------------------------
         2.2       Merger Agreement and Plan of
                   Reorganization among Pinoak, Inc.,
                   and Nutri Pharmaceuticals Research, Inc.
                   dated July 3, 2003                     This filing
------------------------------------------------------------------------
         3.1        Articles of Incorporation*            Previously
                                                          filed
-------------------------------------------------------------------------
         3.2        Bylaws*                               Previously
                                                          filed
-------------------------------------------------------------------------
         5          Consent of Thomas C. Cook, Esq.*      Previously
                                                          filed
-------------------------------------------------------------------------
        10.1        Form of Employment Agreements         Not applicable
-------------------------------------------------------------------------
        10.4        Voting Trust Agreement -              Not applicable
-------------------------------------------------------------------------
        23.1        Consent of G. Brad Beckstead, CPA*    Previously
                                                          filed
-------------------------------------------------------------------------
        23.2        Consent of G. Brad Beckstead, CPA**   Previously
                                                          filed
-------------------------------------------------------------------------
        23.3        Consent of G. Brad Beckstead, CPA***  Previously
                                                          filed
-------------------------------------------------------------------------
        23.4        Consent of G. Brad Beckstead, CPA**** Previously
                                                          filed
-------------------------------------------------------------------------
        23.5        Consent of G. Brad Beckstead, CPA*****Previously
                                                          filed
-------------------------------------------------------------------------
        23.6        Consent of Beckstead & Watts, LLP     This filing
-------------------------------------------------------------------------
        23.7        Consent of Beckstead & Watts, LLP     This filing
-------------------------------------------------------------------------

        24          Consent of Thomas C. Cook, Esq.*      Previously
                                                          filed
-------------------------------------------------------------------------
        99.1        Subscription Agreement*               Previously
                                                          filed
-------------------------------------------------------------------------
        99.2        Management Letter to Shareholders**   Previously
                                                          filed
-------------------------------------------------------------------------
        99.3        Reconfirmation Letter                 This Filing
------------------------------------------------------------------------
        99.4        Board Resolution                      This Filing
------------------------------------------------------------------------

* Previously filed as an exhibit to the Company's Form SB-2 filed on January 3, 2002.

** Previously filed as an exhibit to the Company's Form SB-2 filed on February 25, 2002.

***Previously filed as an exhibit to the Company's Form SB-2 filed on March 8, 2002.

****Previously filed as an exhibit to the Company's Form SB-2 filed on April 9, 2002.

*****Previously filed as an exhibit to the Company's Form SB-2 filed on April 12, 2002

UNDERTAKINGS

The registrant undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, NV, on August 5, 2003.



                                 Pinoak, Inc.

                                 /s/ Rick Jesky
                                 ------------------------------
                                 By: Rick Jesky, President



         In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on July 10, 2003.
..



    SIGNATURE                        TITLE                         DATE

/s/ Rick Jesky                 President, CEO, Director      August 5, 2003
----------------               CFO, Secretary

                                  EXHIBIT INDEX
-------------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE   TITLE OF DOCUMENT                     LOCATION
        NUMBER
-------------------------------------------------------------------------
         2.1        Escrow Agreement*                     Previously
                                                          filed
------------------------------------------------------------------------
         2.2       Merger Agreement and Plan of
                   Reorganization among Pinoak, Inc.,
                   and Nutri Pharmaceuticals Research, Inc.
                   dated July 3, 2003                     This filing
------------------------------------------------------------------------
         3.1        Articles of Incorporation*            Previously
                                                          filed
-------------------------------------------------------------------------
         3.2        Bylaws*                               Previously
                                                          filed
-------------------------------------------------------------------------
         5          Consent of Thomas C. Cook, Esq.*      Previously
                                                          filed
-------------------------------------------------------------------------
        10.1        Form of Employment Agreements         Not applicable
-------------------------------------------------------------------------
        10.4        Voting Trust Agreement -              Not applicable
-------------------------------------------------------------------------
        23.1        Consent of G. Brad Beckstead, CPA*    Previously
                                                          filed
-------------------------------------------------------------------------
        23.2        Consent of G. Brad Beckstead, CPA**   Previously
                                                          filed
-------------------------------------------------------------------------
        23.3        Consent of G. Brad Beckstead, CPA***  Previously
                                                          filed
-------------------------------------------------------------------------
        23.4        Consent of G. Brad Beckstead, CPA**** Previously
                                                          filed
-------------------------------------------------------------------------
        23.5        Consent of G. Brad Beckstead, CPA*****Previously
                                                          filed
-------------------------------------------------------------------------
        23.6        Consent of Beckstead & Watts, LLP     This filing
-------------------------------------------------------------------------
        23.7        Consent of Beckstead & Watts, LLP     This filing
-------------------------------------------------------------------------
        24          Consent of Thomas C. Cook, Esq.*      Previously
                                                          filed
-------------------------------------------------------------------------
        99.1        Subscription Agreement*               Previously
                                                          filed
-------------------------------------------------------------------------
        99.2        Management Letter to Shareholders**   Previously
                                                          filed
-------------------------------------------------------------------------
        99.3        Reconfirmation Letter                 This Filing
------------------------------------------------------------------------
        99.4        Board Resolution                      This Filing
------------------------------------------------------------------------


* Previously filed as an exhibit to the Company's Form SB-2 filed on January 3, 2002.

** Previously filed as an exhibit to the Company's Form SB-2 filed on February 25, 2002.

***Previously filed as an exhibit to the Company's Form SB-2 filed on March 8, 2002.

****Previously filed as an exhibit to the Company's Form SB-2 filed on April 9, 2002.

*****Previously filed as an exhibit to the Company's Form SB-2 filed on April 12, 2002